Exhibit T3C

OI S.A. – In Judicial Reorganization

as Company

TELEMAR NORTE LESTE S.A. – In Judicial Reorganization,

OI MÓVEL S.A. – In Judicial Reorganization,

COPART 4 PARTICIPAÇÕES S.A. – In Judicial Reorganization, and

COPART 5 PARTICIPAÇÕES S.A. – In Judicial Reorganization,

as Subsidiary Guarantors Party Hereto

THE BANK OF NEW YORK MELLON

as Trustee, Registrar, Principal Paying Agent

and Transfer Agent

INDENTURE

Dated as of [•], 2018

10.000%/12.000% SENIOR PIK TOGGLE NOTES DUE 2025

CROSS-REFERENCE TABLE

Trust Indenture Act Section		Indenture Section
310	(a)	7.10
	(b)	7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.05
	(b)	12.02
	(c)	12.02
313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
314	(a)	4.03; 4.17
	(b)	Not Applicable
	(c)(1)	7.02; 12.03; 12.04
	(c)(2)	7.02; 12.03; 12.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	12.04
	(f)	Not Applicable
315	(a)	7.01(1); 7.02(1)
	(b)	7.05
	(c)	7.01(2)
	(d)	6.05; 7.01(3)
	(e)	6.11
316	(a)(last sentence)	12.05
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	9.02
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.16
	(c)	12.16

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

ii

iii

INDENTURE dated as of [•], 2018 among OI S.A.—in judicial reorganization, a corporation (sociedade anônima) organized and existing under the laws of the Federative Republic of Brazil, and Oi Móvel S.A.—in judicial reorganization (“Oi Móvel”); Telemar Norte Leste S.A.—in judicial reorganization (“Telemar”); Copart 4 Participações S.A.—in judicial reorganization (“Copart4”); and Copart 5 Participações S.A.—in judicial reorganization (“Copart5”)1 and The Bank of New York Mellon, as trustee, registrar, a paying agent, and transfer agent.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 10.000%/12.000% Senior PIK Toggle Notes due 2025 (the “Initial Securities”):

Article 1

Definitions and Incorporation by Reference

SECTION 1.01    Definitions.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of its Restricted Subsidiaries or assumed by the Company or any Restricted Subsidiary in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

“Additional Amounts” has the meaning set forth for such term in Section 4.14.

“Affiliate Transaction” has the meaning set forth for such term in Section 4.18.

“Affiliates” means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

“Agent” means any Paying Agent, Transfer Agent, Registrar, co-registrar or any other agent appointed by the Company pursuant to the terms of this Indenture.

“ANATEL” means the Brazilian National Telecommunications Agency (Agência Nacional de Telecomunicações), created by Law No. 9,472, dated July 16, 1997.

“Asset Sale” means any sale, conveyance, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, spin-off, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)    any shares of Capital Stock of the Company or any of its Restricted Subsidiaries (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or any of its Restricted Subsidiaries);

(2)    all or substantially all of the assets of any division or business operation of the Company or any of its Restricted Subsidiaries; or

(3)    any other property or assets of the Company or any of its Restricted Subsidiaries outside of the ordinary course of business of the Company or such Restricted Subsidiary.

Notwithstanding the foregoing, the following shall not be deemed to be Asset Sales:

(1)    disposition by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary (other than a Receivables Subsidiary), including a Person that is or shall become a Restricted Subsidiary immediately after the disposition;

(2)    the sale of property or equipment that, in the reasonable determination of the Company , has become worn out, obsolete, uneconomic or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary;

[1]	NTD: Springing guarantees from PTIF and Oi Coop pending timing for issuance of bonds and timing for confirmation of RJ Plan in Netherlands.

(3)    the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Article 5;

(4)    (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property for use in a Permitted Business;

(5)    an issuance of Capital Stock by the Company or any Restricted Subsidiary to the Company or another Restricted Subsidiary;

(6)    sales, leases, sub-leases or other dispositions of products, services, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(7)    a Restricted Payment that does not violate Section 4.05;

(8)    sales of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary;

(9)    the creation of a Lien permitted under Section 4.07;

(10)    dispositions of receivables and related assets or interests in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)    foreclosures on assets, transfers of condemned property as a result of the exercise of eminent domain or similar policies (whether by deed in lieu of condemnation or otherwise) and transfers of properties that have been subject to a casualty to the respective insurer of such property as part of an insurance settlement;

(12)    any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other similar claims of any kind;

(13)    the unwinding of any Hedging Agreement pursuant to its terms;

(14)    the sale, transfer or other disposition of “non-core” assets acquired pursuant to an investment or acquisition permitted under this Indenture; provided that such assets are sold, transferred or otherwise disposed of within six months after the consummation of such acquisition or investment;

(15)    any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including asset securitizations permitted by this Indenture;

(16)    sales, transfers and other dispositions of investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreements and similar binding arrangements;

(17)    sales or other dispositions of capacity or indefeasible rights of use in the Company’s or in any Restricted Subsidiary’s telecommunications network in the ordinary course of business;

(18)    a Sale and Leaseback Transaction within one year of the acquisition of the relevant asset in the ordinary course of business;

(19)    exchanges of telecommunications assets for other telecommunications assets where the Fair Market Value of the telecommunications assets received is at least equal to the Fair Market Value of the telecommunications assets disposed of or, if less, the difference is received in cash;

(20)    the licensing, sublicensing or grants of licenses to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how and other technology or intellectual property in the ordinary course of business to the extent that such license does not prohibit the licensor from using the patent, trade secret, know-how or technology or other intellectual property;

(21)    any transaction or series of related transactions of the assets listed on Exhibit 3.1.3 of the Reorganization Plan or of relevant assets upon the approval of the Brazilian Judicial Reorganization Judge, and in all cases made in accordance with Section 5.1 of the Reorganization Plan; or

(22)    any transaction or series of related transactions involving property or assets with a Fair Market Value taken together with all other dispositions made in reliance on this clause (22) in the same fiscal year, not in excess of 5% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries as of the end of the most recently completed full-year period for which the Company’s published financial statements are available.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as of the date of determination, the present value (discounted at the interest rate implicit in the Sale and Leaseback Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Authentication Order” has the meaning set forth for such term in Section 2.02.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Bankruptcy Law” means Law No. 11.101 of Republic the Federal of Brazil, dated February 9, 2005, as amended from time to time and the U.S. Bankruptcy Code or any similar law of any other jurisdiction, as applicable, for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any committee thereof duly authorized to act on behalf of the board of directors of such Person, or similar governing body of such Person, including any managing partner or similar entity of such Person.

“Board Resolution” means a resolution duly adopted by the Board of Directors of the Company which remains in full force and effect as of the date of its certification.

“Brazil” means The Federative Republic of Brazil.

“Brazilian Civil Code” means Law No. 10,406 of the Federative Republic of Brazil, dated January 10, 2002, as amended from time to time.

“Brazilian Civil Procedure Code” means Law No. 13,105 of the Federative Republic of Brazil, dated March 16, 2015, as amended from time to time.

“Brazilian Corporate Law” means Law No. 6,404 of the Federative Republic of Brazil, dated December 15, 1976, as amended from time to time.

“Business Day” means a day other than a Saturday, a Sunday, or a legal holiday or a day on which commercial banks and foreign exchange markets are authorized or obligated to close in The City of New York or in Rio de Janeiro, Brazil.

“Capital Stock” means, with respect to any Person, any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, including each class of Preferred Stock, limited liability interests or partnership interests, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means, with respect to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as a capitalized lease in accordance with GAAP and the amount of Indebtedness represented by such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalent” means any of the following:

(1)    any investment in direct obligations (or certificates representing an ownership interest in such obligations) of Brazil, the United States or any agency or instrumentality thereof or obligations Guaranteed by Brazil, the United States or any agency or instrumentality thereof that are not convertible or exchangeable into any other security, provided that Restricted Subsidiaries shall be allowed to invest in direct obligations of the country in which such Restricted Subsidiaries are located irrespective of the ratings of any such obligations, and provided further that the Company shall use its continuing best efforts to transfer any such investments in direct obligations of a country pursuant to the immediately preceding proviso to another Cash Equivalent;

(2)    investments in (i) time deposit accounts, (ii) certificates of deposit and money market deposits, (iii) bankers’ acceptances with maturities not exceeding one year from the date of such investment, and (iv) overnight bank deposits, in each case with any bank or trust company that is organized or licensed under the laws of the United States, any state thereof, Brazil, or any other foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of U.S.$500.0 million (or the foreign currency equivalent thereof) and whose short-term debt is rated “A-2” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) (a “Permitted Financial Institution”), provided that Restricted Subsidiaries shall be permitted to invest in time deposit accounts, certificates of deposit and money market deposits of banks and trust companies organized under the country in which such Restricted Subsidiary are located irrespective of whether the short-term debt rating is rated “A-2” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) and provided further, that the Company shall use its continuing best efforts to transfer any such investments pursuant to the immediately preceding proviso to another Cash Equivalent;

(3)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)    investments in demand deposits or commercial paper maturing not more than 270 days after the date of acquisition issued by or guaranteed by a corporation (other than an Affiliate of the Company ) organized and in existence under the laws of the United States, Brazil or any other foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or such similar equivalent rating, including similar equivalent ratings in foreign countries);

(5)    investments in securities with maturities of 12 months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s (or such similar equivalent rating);

(6)    investments in securities with maturities of 12 months or less from the date of acquisition issued or fully Guaranteed by Brazil;

(7)    certificates of deposit, bankers’ acceptances and time deposits issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any Brazilian or United States office of any Permitted Financial Institution; and

(8)    investments in money market funds substantially all the assets of which consist of investments of the types described in clauses (1) through (7) above.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil).

“Certificated Securities” has the meaning set forth for such term in Appendix A to this Indenture.

“Change of Control” means any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes after the Issue Date the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the outstanding Voting Securities of the Company. For the avoidance of doubt, direct or indirect transactions specifically authorized by and consummated in accordance with the Reorganization Plan as in effect on the Issue Date, including but not limited to any capital increases provided therein and any related transactions thereto, will not be deemed to constitute, or result in, a Change of Control.

“Change of Control Expiration Date” means, in relation to a Change of Control Offer, the expiration date as specified in the notice given by the Company pursuant to Section 4.06 in relation to such Change of Control Offer, which date is no earlier than 30 days and no later than 60 days from the date of such Change of Control Offer.

“Change of Control Offer” means a written offer made by the Company, following the occurrence of a Change of Control that results in a Ratings Decline, to each Holder to repurchase all or any part of such Holder’s Securities pursuant to Section 4.06.

“Change of Control Payment” means, in connection with the repurchase of a Holder’s Securities pursuant to a Change of Control Offer, the payment by the Company (or Substituted Debtor) of 101% of the aggregate principal amount of such Holder’s Securities (including any PIK Securities) repurchased plus accrued but unpaid interest to the date of purchase and Additional Amounts, if any, on such Securities (subject to the right of the Holders of record on the relevant Record Date to receive interest and Additional Amounts, if any, on the relevant Interest Payment Date).

“Change of Control Purchase Date” means, in relation to a Change of Control Offer, the settlement date for purchase of the Securities properly tendered as specified in the notice given by the Company pursuant to Section 4.06 in relation to such Change of Control Offer, which date is not more than five Business Days after the Change of Control Expiration Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means Oi S.A., named as such in this Indenture, excluding its Subsidiaries, until a Substituted Debtor or Successor Company replaces it and, thereafter, means the Substituted Debtor or Successor Company.

“Company Guarantee” has the meaning set forth for such term in Section 10.01.

“Company Order” means a written request or order signed in the name of the Company by an Officer of the Company, who is either Chairman of the Board of Directors, Vice Chairman of the Board of Directors, President or a Vice President, its Treasurer, its Controller, its Secretary or Assistant Secretary, its principal executive officer, its principal financial officer, its principal accounting officer or any other officer, employee or agent of the Company duly authorized by or pursuant to a Board Resolution, and delivered to the Trustee.

“Company Substitution Documents” has the meaning set forth for such term in Section 10.01.

“Consolidated EBITDA” means, with respect to any Person for any period, for the Four-Quarter Period, the sum of the pre-tax profit or loss for such Person for such period, plus the following (without duplication) to the extent deducted or added in calculating such consolidated pre-tax profit or loss:

(1)    Consolidated Financial Income or Consolidated Financial Expenses for such Person for such period; and

(2)    Consolidated depreciation and amortization for such Person for such period

“Consolidated Financial Expenses” means, in any period, without duplication, the sum of the consolidated interest expenses, including financial expenses arising from other activities related to the normal course of business for the Company and its Restricted Subsidiaries for the Four-Quarter Period, to the extent that such expense was deducted (but not added gain) in the calculation of the consolidated operating results.

“Consolidated Financial Income” means, in any period, without duplication, the sum of interest income, discounts, redemption premium over debentures and other securities, nominal income related to financial investments, as well as financial income from other activities related to the normal course of business, earned by the Company and its Restricted Subsidiaries for the Four-Quarter Period in the calculation of the consolidated operating results.

“Consolidated Interest Coverage Ratio” means, with respect to the Company as of any date of determination, for the Four-Quarter Period, the ratio of (x) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries immediately prior to the date of determination (the “reference period”) to (y) Consolidated Interest Expense for the Company and its Restricted Subsidiaries during such period of determination. In making the foregoing calculation pro forma effect will be given to any event or transaction set forth in Section 1.03(3).

“Consolidated Interest Expense” means, in any period, without duplication, the sum of (i) the consolidated interest expense, accrued or capitalized (whether paid or not), of the Company and its Restricted Subsidiaries for the Four-Quarter Period, on any of its indebtedness for borrowed money, plus (ii) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary, except for dividends payable in the Company’s Capital Stock (other than Disqualified Stock) or paid to the Company or to a Restricted Subsidiary.

“Consolidated Total Assets” means the total amount of the consolidated assets of the Company and its Restricted Subsidiaries appearing on the most recently available annual or quarterly consolidated financial statements of the Company prepared in accordance with GAAP, calculated to give pro forma effect to any acquisition or disposition of companies, divisions, lines of businesses or operations by the Company and its Restricted Subsidiaries subsequent to such date and on or prior to the date of determination.

“Copart4” has the meaning set forth for such term in the recitals.

“Copart5” has the meaning set forth for such term in the recitals.

“Corporate Trust Office” means the principal office of the Trustee in New York City, New York, which at the date hereof is 101 Barclay Street Floor 7 East, New York, New York 10286, or such other office at such address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (at such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Covenant Defeasance” has the meaning set forth for such term in Section 8.03.

“Covenant Suspension Event” has the meaning set forth for such term in Section 4.22.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Default” means any event which is an Event of Default or which, after notice or passage of time or both, would be an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated in Section 2.03 hereof as Depositary by the Company pursuant to this Indenture, until a successor shall have been appointed and become such and, thereafter, “Depositary” shall mean or include such Person.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the final Stated Maturity of the Securities; provided that Capital Stock issued to any employee benefit plan, or by any such plan to any employees of the Company or any Subsidiary of the Company, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations; provided further that Capital Stock will not constitute Disqualified Stock solely because of provisions making such stock mandatorily redeemable or giving holders thereof the right to require repurchase or redemption, in each case, following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” “asset sale” or other “disposition” occurring prior to the Stated Maturity of the Securities if those provisions (x) are no more favorable to the holders of such Capital Stock than Section 4.06 is to the Holders of the Securities and (y) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Company’s repurchase of the Securities as required by Section 4.06).

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning set forth for such term in Section 6.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset, the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or compulsion of either party, determined in good faith by the Company, unless another entity is specified in this Indenture to make the determination.

“FATCA” has the meaning set forth for such term in Section 4.14.

“Fitch” means Fitch Ratings Inc. and its successors.

“Four-Quarter Period” means, as of any date of determination, the four most recent full fiscal quarters ending prior to the date of such determination for which financial statements are available.

“GAAP” means, as elected from time to time by the Company, (i) the accounting principles prescribed by Brazilian Corporate Law, the rules and regulations issued by applicable regulators, including the CVM, as well as the technical releases issued by the Brazilian Institute of Accountants (Instituto Brasileiro de Contadores), or (ii) International Financial Reporting Standards as issued by the International Accounting Standards Board, in each case, as in effect from time to time.

“Global Security” has the meaning set forth for such term in Appendix A to this Indenture.

“Governmental Approval” means any concession, authorization, consent, approval, license, franchise, permit, certification, waiver, exemption, filing or registration by or with any Governmental Authority.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction, including the Federative Republic of Brazil, the Public Prosecutor’s Office, the Federal Police, the Federal Revenue Office of Brazil, the National Institute of Social Security, the Central Bank of Brazil, the SEC, the CVM, ANATEL and the Federal Accounting Court.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of any Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “Guarantee” and “Guaranteed” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a correlative meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guaranteed Obligations” has the meaning set forth for such term in Section 11.01.

“Hedging Agreements” mean, of any Person, the obligations of such Person under any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against inflation, interest rates, currency or commodities price fluctuations.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Security Register maintained by the Registrar.

“Incur” or “Incurred” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person; provided, however, that any Indebtedness of a Person existing at the time such Person is merged or consolidated with the Company or becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time of such merger or consolidation or at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Neither the accretion of principal of a non-interest bearing or other discount security nor the capitalization of interest on Indebtedness shall be deemed an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person, without duplication:

(1)    whether being principal and/or interest of any present or future indebtedness of such Person:

(A)    in respect of borrowed money;

(B)    evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(C)    representing the balanced deferred and unpaid of the purchase price of property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) liabilities accrued in the ordinary course of business which purchase price is due more than twelve (12) months after the date of placing the property in service or taking delivery and title thereto; or

(D)    representing net obligations under any Hedging Agreements;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)    to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3)    to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person if and to the extent any of the preceding items (other than letters of credit and Hedging Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

For the avoidance of doubt, “Indebtedness” shall not include any obligations to any Person with respect to “Programa de Recuperação Fiscal—REFIS,” “Programa Especial de Parcelamento de Impostos—REFIS Estadual” and “Programa de Parcelamento Especial—PAES”, any other tax payment agreement entered into with any Brazilian Governmental Authority, any payment obligations to ANATEL, including claims, fines, fees or other liabilities, that are not with respect to borrowed money, and/or any other payment agreement that is due to any creditor who, prior to the Reorganization Plan Confirmation, was not considered as Indebtedness in the calculation of Indebtedness of the Company.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Securities” has the meaning set forth for such term in the recitals hereto and refers to the amount of Securities initially outstanding on the Issue Date.

“Interest Payment Date” means each [•] and [•] of each year, commencing on [•], 2019.2

“Interest Period” shall mean the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include February 5, 2018 and end on and include the day immediately preceding the first scheduled Interest Payment Date (the Interest Payment Date for any Interest Period shall be the Interest Payment Date occurring on the day immediately following the last day of such Interest Period).

“Investment” means, with respect to any Person, any investment by such Person in other Persons (including Affiliates) in the form of a loan (including a guarantee), advance, capital contribution, purchase or other acquisition for consideration of Indebtedness, Capital Stock or other securities issued by any other Person, as well as any other items that would constitute an investment on the balance sheet of the Company (excluding, in each case, accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, members of management, manufacturers and consultants, in each case made in the ordinary course of business), in accordance with GAAP.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by S&P or Fitch or Baa3 (or the equivalent) by Moody’s.

“Issue Date” means [•], 2018.

“Legal Defeasance” has the meaning set forth for such term in Section 8.02.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Local Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, contributions or other charges or withholding of a similar nature imposed, levied, collected, withheld or assessed by or within a Relevant Jurisdiction (including any penalty, inflation adjustment, additions to tax or interest payable in connection therewith).

[2]	NTD: first payment date shall be the 5th of the month that is six months following the Issue Date.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or property of the Company and its Restricted Subsidiaries, taken as a whole; (b) the ability of the Company or any other Obligor to perform its respective payment obligations under any of the Transaction Documents or under the Reorganization Plan; or (c) the validity or enforceability of the Transaction Documents; or (d) the rights or remedies of the Holders or the Trustee under any of the Transaction Documents.

“Material Subsidiary” means any Restricted Subsidiary, or any group of Restricted Subsidiaries, if taken together as a single entity, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Maturity Date” means [•], 2025.

“Minimum Guarantor Coverage Condition” means the condition that the Company and all Subsidiary Guarantors, on a combined basis, (A) at the end of the applicable fiscal period, own in the aggregate assets having a book value of at least the lesser of (x) BRL$50 billion and (y) 85% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the last day of such period, and (B) for the most recent Four-Quarter Period ended at the end of the applicable fiscal period, own in the aggregate assets to which at least 70% of the combined revenues of the Company and its Restricted Subsidiaries for such Four-Quarter Period are attributable.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Debt” means, as of the date of determination, the aggregate amount of consolidated Indebtedness of the Company and its Restricted Subsidiaries, less cash and Cash Equivalents and consolidated marketable securities recorded as current assets (except for any Capital Stock in any Person) in all cases determined in accordance with GAAP and as set forth in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Net Debt to Consolidated EBITDA Ratio” means, with respect to the Company and its Restricted Subsidiaries as of any date of determination, the ratio of (x) the aggregate amount of Net Debt of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter in the Four-Quarter Period immediately precedent to the transaction date (the “reference period”) to (y) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Four-Quarter Period. For purposes of this definition, Net Debt and Consolidated EBITDA shall be calculated after giving effect on a pro forma basis in good faith for the period of such calculation for the following:

(1)    any Indebtedness Incurred (and the application of proceeds thereof) during or after the reference period to the extent the Indebtedness is outstanding or is to be Incurred on the transaction date as if the Indebtedness had been Incurred on the first day of the reference period;

(2)    any Indebtedness, Disqualified Stock or Preferred Stock to be repaid or redeemed on the transaction date as if the Indebtedness, Disqualified Stock or Preferred Stock had been repaid on the first day of the reference period and will therefore be excluded from such calculation; and

(3)    (A)    the acquisition or disposition of companies, divisions or lines of businesses by the Company and its Restricted Subsidiaries, including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary after the beginning of the reference period, and

(B)    the discontinuation of any discontinued operations;

in each case, that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation will be (i) based upon the most recent Four-Quarter Period for which the relevant financial information is available and (ii) determined in good faith by the Company.

“Obligors” means, collectively, the Company and the Subsidiary Guarantors.

“Offer to Purchase” means an offer by the Company to purchase Securities from all Holders of the Securities ratably as required by the Indenture.

“Officer” means with respect to the Company, any authorized representative of the Company including any of the Chief Executive Officer, Chief Financial Officer, Chief Investor Relations Officer, any other Executive Officer, Corporate Counsel or General Counsel of the Company.

“Officer’s Certificate” means a certificate signed by any two of the following: the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or a Vice President, the Treasurer, the Controller, the Secretary or Assistant Secretary of the Company, its principal executive officer, its principal financial officer, its principal accounting officer or any other officer, employee or agent of the Company duly authorized by or pursuant to a Board Resolution and delivered to the Trustee.

“Oi Coop” means Oi Brasil Holdings Coöperatief U.A—in judicial reorganization, a private legal entity organized and existing under the laws of the Netherlands.

“Oi Móvel” has the meaning set forth for such term in the recitals.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee who may be an employee of or counsel to the Company, which opinion shall be satisfactory to the Trustee.”

“Organizational Documents” means, with respect to any Person, if applicable, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, joint venture agreement, partnership agreement or equivalent organizational documents of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

Paying Agent” means The Bank of New York Mellon, the Principal Paying Agent and any other paying agent appointed by the Company to act as such.

“Permitted Business” means the business or businesses conducted (or proposed to be conducted) by the Company or any Restricted Subsidiary as of the Issue Date and any other business reasonably related, ancillary or complementary thereto and any reasonable extension or evolution of any of the foregoing, including any business relating to telecommunications, information technology or transmission, or media content services or products.

“Permitted Indebtedness” has the meaning set forth for such term in Section 4.02(2).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity, agency or instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“PIK Interest” means a portion of the interest on the Securities due on an Interest Payment Date, which is paid, at the Company’s election, by increasing the amount of outstanding Securities or by issuing additional PIK Securities, as set forth in the Securities.

“PIK Notice” has the meaning set forth for such term in Section 2.01(4).

“PIK Payment” has the meaning set forth for such term in Section 2.01(3).

“PIK Securities” has the meaning set forth for such term in Section 2.01(3).

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that has preferential rights over any other Capital Stock of such Person with respect to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person.

“Principal Paying Agent” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

“Process Agent” has the meaning set forth for such term in Section 12.14(2).

“Protected Purchaser” means a purchaser of a Security, or of an interest therein, who (a) gives value, (b) does not have notice of any adverse claim to the Security and (c) obtains control of the Security.

“PTIF” means Portugal Telecom International Finance B.V.—in judicial reorganization, a private legal entity organized and existing under the laws of the Netherlands, with its registered office in Amsterdam, Naritaweg 165, 1043 BW, and principal place of business in the city of Rio de Janeiro- RJ.

“Purchase Money Indebtedness” means Indebtedness:

(1)    consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations; or

(2)    Incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price (including in the case of Capitalized Lease Obligations the lease) within 365 days of such purchase or lease, or other cost of design, construction, installation or improvement of any assets;

provided that the aggregate principal amount of such Indebtedness does not exceed such purchase price of such assets and cost Incurred in such design, construction, installation or improvement, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of the Refinancing.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary), or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may transfer an undivided interest in or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving Receivables on the terms that the Company has concluded are customary and market terms fair to the Company and its Restricted Subsidiaries.

“Rating Agency” means S&P, Fitch and Moody’s, provided that if S&P, Fitch and Moody’s cease to rate the Securities or fails to make a rating on the Securities publicly available, the Company may select another internationally recognized statistical rating organization to serve as a Rating Agency, provided further that if any of S&P, Fitch or Moody’s ceases to rate the Securities or fails to make a rating on the Securities publicly available, such Rating Agency shall be deemed to not be a Rating Agency for purposes of this Indenture until such time as such Rating Agency commences to rate the Securities or makes a rating for the Securities publicly available.

“Rating Date” means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Ratings Decline” means, the occurrence of the following on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of such Securities is under publicly announced consideration for possible downgrade by one of the Rating Agencies): (i) in the event the Securities are assigned an Investment Grade Rating by each of the Rating Agencies on the Rating Date, the rating of the Securities by any of the Rating Agencies shall be below an Investment Grade Rating; or (ii) in the event the Securities are rated below an Investment Grade Rating by any of the Rating Agencies on the Rating Date, the rating of the Securities by any of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories); provided that, in each case, any such Ratings Decline is in whole or in part the result of the Change of Control.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, including any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code and any supporting obligations.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary makes an investment and to which the Company or one or more of its Restricted Subsidiaries transfer Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables, which is designated by the Company as a Receivables Subsidiary, and which meets the following conditions:

(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is Guaranteed by the Company or any of its Restricted Subsidiaries that is not a Receivables Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries (that is not a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries (that is not a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)    with which neither the Company nor any of its Restricted Subsidiaries (that is not a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding (other than Standard Securitization Undertakings); and

(3)    to which neither the Company nor any of its Restricted Subsidiaries (that is not a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Record Date” means the [•] or [•] prior to the relevant Interest Payment Date.3

“Refinance” means, in respect of any Indebtedness, to issue any Indebtedness in exchange or replacement for, or to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary issued to Refinance any other Indebtedness of the Company or a Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; so long as:

(1)    the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing);

(2)    such new Indebtedness has:

(A)    a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; and

(B)    a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; and

(3)    if the Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Indebtedness being Refinanced.

“Registrar” means an office or agency, authorized by the Company, where Securities may be presented for registration of transfer or for exchange; provided that the Trustee shall initially be appointed as the Registrar.

“Relevant Date” means, with respect to any payment due from the Company under this Indenture, whichever is the later of (i) the date on which such payment first becomes due and (ii) if the full amount payable has not been received by the Trustee or a paying agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Holders in accordance with this Indenture.

“Relevant Jurisdiction” means Brazil or any other jurisdiction having the power to tax in which the Company, the Successor Company, the Substituted Debtor or a Subsidiary Guarantor is organized or is a resident for tax purposes, or the jurisdictions in which any Paying Agent is organized or a resident for tax purposes or the location where or through which payment is made, or, in each case, any political subdivision thereof or any authority therein or thereof having power to tax.

[3]	NTD: 15 days prior to interest payment date.

“Reorganization Plan” means that certain judicial reorganization plan that was approved by the requisite majorities of creditors in the general Creditors’ Meeting held in Brazil on December 19 and 20 2017 and confirmed by the 7th Corporate Court of the Judicial District of the State Capital of Rio de Janeiro effective on February 5, 2018 upon publication in the official gazette, as may be amended or modified from time to time pursuant to its terms, establishing the terms and conditions for the restructuring of the debt of the Obligors, and providing for actions to be adopted by the Obligors to overcome the financial distress of the Obligors and ensure their continuity as going concerns.

“Reorganization Plan Additional Indebtedness” has the meaning set forth for such term in Section 4.02(2)(b).

“Reorganization Plan Confirmation” means the order rendered on January 8, 2018 by the Brazilian Judicial Reorganization Court ratifying the Judicial Reorganization Plan approved by creditors on a creditors’ general meeting held in Brazil on December 19 and 20, 2017 that became effective upon publication in the Official Gazette of the State of Rio de Janeiro on February 5, 2018.

“Restricted Payment” has the meaning set forth for such term in Section 4.05.

“Restricted Subsidiary” means any direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

“Reversion Date” has the meaning set forth for such term in Section 4.22.

“ROF” means the electronic registration of the financial terms and conditions of the Indenture with the registry of financial operations (Registro de Operações Financeiras—ROF) module of the Electronic Declaratory Registry of the Brazilian Central Bank (SISBACEN).

“S&P” means Standard and Poor’s Ratings Group, a division of McGraw Hill, Inc. and its successors.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any of its Subsidiaries sells or transfers any property to any Person with the intention of taking back a lease of such property or enters into a lease of property previously transferred by the Company or any of its Subsidiaries to the lessor.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” initially means the Initial Securities and any additional Security authenticated and delivered under this Indenture, including any PIK Securities. For all purposes of this Indenture, the term “Securities” shall also include any PIK Securities that may be issued.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Register” means a register of Securities maintained by the Registrar.

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of receivables transactions.

“Stated Maturity” means with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including, with respect to any principal amount which is then due and payable pursuant to any mandatory redemption provision, the date specified for the payment thereof (but excluding any provision providing for obligations to repay, redeem or repurchase any such Indebtedness upon the happening of any contingency unless such contingency has occurred).

“Subordinated Indebtedness” means, with respect to the Company or any Restricted Subsidiary, any Indebtedness of the Company or such Restricted Subsidiary, as the case may be, which is expressly subordinated in right of payment to the Securities or the relevant Subsidiary Guarantee, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means in relation to any Person, any entity which is controlled directly or indirectly by that Person and any entity (whether or not so controlled) treated as a subsidiary in the latest financial statements of that Person from time to time, and “control” for this purpose means the direct or indirect ownership of the majority of the voting share capital of such entity or the right or ability to direct its affairs and/or to control the composition of a majority of the board of directors (or equivalent body) of such entity, in each case whether by virtue of ownership of share capital, contract or otherwise.

“Subsidiary Guarantee” means the unconditional Guarantee, on a joint and several basis, of the full and prompt payment of all obligations of the Company (or any Successor Company or Substituted Debtor) under this Indenture and the Securities, in accordance with the terms of this Indenture.

“Subsidiary Guarantor” means Oi Móvel, Telemar, Copart4 and Copart5 and each other Subsidiary that may from time to time provide a Subsidiary Guarantee, including Oi Coop and PTIF pursuant to Section 4.20 (or otherwise), in each case unless and until such Guarantor is released from its Subsidiary Guarantee pursuant to the Indenture.

“Substituted Debtor” has the meaning set forth for such term in Section 10.01.

“Successor Company” has the meaning set forth for such term in Section 5.01(1)(a).

“Suspended Covenants” has the meaning set forth for such term in Section 4.22.

“Suspension Period” has the meaning set forth for such term in Section 4.22.

“Telemar” has the meaning set forth for such term in the recitals.

“TIA” means the Trust Indenture Act of 1939 as amended (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendments, the U.S. Trust Indenture Act of 1939, as so amended.

“Transaction Documents” means the Securities, the Subsidiary Guarantees, this Indenture and the Company Substitution Documents, if any and any documents or instruments executed and delivered pursuant hereto or thereto.

“Transfer Agent” means the party named as such in the recitals to this Indenture and any other Transfer Agent appointed by the Company to act as such.

“Trust Officer” means any officer in the corporate trust department of the Trustee, with direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the recitals to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

“U.S. Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. §§ 101 et seq.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and that are not callable or redeemable at the issuer’s option.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is designated and continues to be an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate a Subsidiary of the Company to be an Unrestricted Subsidiary solely in accordance with the requirements of Section 4.21.

“Voting Securities” of any specified Person at any time means the Capital Stock or other securities of such Person that is at the time entitled to vote generally in the election of the Board of Directors, managers, similar managerial controlling body or other voting members of the governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing

(1)    the sum of the products obtained by multiplying:

(A)    the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of such Indebtedness, by

(B)    the number of years (calculated to the nearest one-twelfth) which shall elapse between such date and the making of such payment, by

(2)    the then outstanding aggregate principal amount, of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means a Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the outstanding Capital Stock or other ownership interests (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) of such Subsidiary shall at the time be owned, directly or indirectly, by such Person or by one or more Wholly Owned Subsidiaries of such Person (or a combination thereof).

SECTION 1.02    Incorporation by Reference of Certain Terms Contained in the Trust Indenture Act. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.03    Rules of Construction. Unless the context otherwise requires:

(1)    a term has the meaning assigned to it;

(2)    (a) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and (b) except as otherwise herein expressly provided, all ratios and computations based on GAAP contained in this Indenture should be computed in conformity with GAAP; and (c) if at any time any election made by the Company in accordance with the definition of “GAAP” would affect the computation of any financial ratio or requirement set forth herein, the Company shall provide to the Trustee and, upon request, the Holders financial statements and other documents required under this Indenture, or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such election;

(3)    All pro forma computations required to be made hereunder giving effect to any Asset Sale or other disposition of assets, or issuance, Incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such Asset Sale, or issuance, Incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transactions had occurred on the first day of the applicable Four- Quarter Period and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related Incurrence or reduction of Indebtedness. Items related to any Indebtedness no longer outstanding or to be repaid or redeemed on the date of determination (including, without limitation, for purposes of all pro forma computations made hereunder, interest, fees, debt discounts, charges and other items) will be excluded and such Indebtedness shall be deemed to have been repaid or redeemed as of the first day of the applicable period;

(4)    “or” is not exclusive;

(5)    “including” means including without limitation;

(6)    words in the singular include the plural and words in the plural include the singular;

(7)    unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(8)    the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

(9)    the principal amount of any Preferred Stock shall be (a) the maximum liquidation value of such Preferred Stock or (b) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(10)    all references to the date the Securities were originally issued shall refer to the Issue Date;

(11)    unless context requires otherwise, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture;

(12)    unless otherwise stated, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document and all schedules, exhibits and attachments thereto as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein);

(13)    unless otherwise stated, any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time;

(14)    all references in this Indenture and the Securities to principal and interest in respect of any Security shall be deemed to include all Additional Amounts, if any, and any premium, if any, in respect of such Security, unless the context otherwise requires, and express mention of the payment of Additional Amounts or premium in any provision hereof or thereof shall not be construed, without more, as excluding reference to Additional Amounts or premium, as applicable, in those provisions hereof or thereof where such express mention is not made;

(15)    references to “principal amount,” “principal,” “principal outstanding” or “outstanding principal” of the Securities include any increase in the principal amount of the outstanding Securities as a result of a PIK Payment, unless the context otherwise requires, and express mention of a PIK Payment or PIK Securities in any provision hereof or thereof shall not be construed, without more, as excluding reference to PIK Payments or PIK Securities in those provisions hereof or thereof where such express mention is not made; and

(16)    If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by TIA, such required or deemed provision shall control.

Article 2

The Securities

SECTION 2.01    Form and Dating. (1) Provisions relating to the Securities are set forth in Appendix A which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in, and expressly made a part of, this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture.

(2)    Any PIK Securities will be issued with the designation “PIK Security” on the face of such PIK Security. Subject to the issuance of PIK Securities or the increase in the principal amount of a Global Security in order to evidence PIK Interest the Securities (including any PIK Security) shall be in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof. Any PIK Securities ranking pari passu with the Initial Securities may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Securities and shall have the same terms as to status or otherwise as the Initial Securities.

(3)    If the Company is entitled to pay PIK Interest in respect of the Securities as set forth in the form of Securities in Exhibit A to this Indenture, the Company may elect (subject to the restrictions described in the form of Security in Exhibit A) to either increase the outstanding principal amount of the Securities or issue additional Securities (the “PIK Securities”) under this Indenture having the same terms as the Securities (in each case, a “PIK Payment”); provided that the Company shall make a PIK Payment (x) with respect to Securities represented by one or more Global Securities by increasing the principal amount of the outstanding Global Securities and (y) with respect to Securities represented by Certificated Securities by issuing PIK Securities in certificated form.

(4)    In the event that the Company shall determine to pay PIK Interest with respect to any Interest Period, the Company shall deliver a notice (a “PIK Notice”) to the Trustee no later than the 15th calendar day immediately prior to the first day of such Interest Period (other than with respect to the first Interest Period, which PIK Notice, if any, shall be delivered on the Issue Date), which notice shall state the total amount of cash interest to be paid on the Interest Payment Date in respect of such Interest Period and the amount of such interest to be paid as PIK Interest in accordance with the terms of the Securities. The Trustee, on behalf of the Company, shall promptly upon receipt of the PIK Notice, and in no event later than the 10th calendar day immediately prior to the first day of such Interest Period, deliver a corresponding notice to the Holders. Interest on the Securities in respect of any Interest Period for which a PIK Notice is not delivered in accordance with the first sentence of this paragraph must be paid entirely in cash.

SECTION 2.02    Execution and Authentication. An Officer of the Company shall sign the Securities for the Company. Each such signature may be by manual or facsimile signature of such Officer.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of a Company Order (an “Authentication Order”) authenticate and deliver U.S.$[•] aggregate principal amount of Initial Securities. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order (a) authenticate and deliver any PIK Securities for an aggregate principal amount specified in such Authentication Order for such PIK Securities issued hereunder and (b) increase the principal amount of any Global Security as a result of a PIK Payment in the amount set forth in the applicable PIK Notice of a PIK Payment.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Agent.

SECTION 2.03    Registrar, Paying Agents and Transfer Agents. The Company shall ensure the maintenance of the Registrar, Transfer Agent and Paying Agent. The Registrar shall maintain the Security Register for any transfers and exchanges. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional Registrar or co-registrar. The Company may have one or more co-registrars and one or more additional paying agents.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Transfer Agent or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary Guarantor may act as Paying Agent, Registrar, co-registrar or Transfer Agent.

The Company initially appoints (i) the Trustee as Registrar, a Principal Paying Agent and Transfer Agent in connection with the Securities, and (ii) DTC as Depositary with respect to the Global Securities.

SECTION 2.04    Paying Agent To Hold Money in Trust. The Company hereby acknowledges and confirms that it is and at all times shall remain absolutely and unconditionally obligated to pay all amounts due and owing by the Company hereunder, as the same shall become due and owing. All payments of principal, premium, if any, interest and Additional Amounts, if any, on the Securities required to be made by the Company hereunder shall be made in U.S. dollars, pursuant to the terms hereof, by the Company to the Principal Paying Agent to the extent appointed hereunder or to the Trustee by 12:00 noon (New York City time), no later than one Business Day prior to each Interest Payment Date, purchase date or Maturity Date on any Securities. The Principal Paying Agent shall arrange with all other Paying Agents for the payment, from funds furnished by the Company to the Principal Paying Agent pursuant to this Indenture, of the principal, premium, if any, interest and Additional Amounts, if any, on the Securities. The Paying Agents will hold in trust, for the benefit of the Holders or the Trustee, all money held by such Paying Agent for the payment of principal or interest on the Securities and shall notify the Trustee of any default by the Company in making such payments. The Company at any time may require any Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agents shall have no further liability for the money delivered to the Trustee.

The receipt by the Principal Paying Agent or the Trustee from the Company of each payment in full of principal, premium, if any, interest and Additional Amounts, if any, due in respect of the Securities in the manner specified herein and on the date on which such amount of principal, premium, if any, interest and Additional Amounts, if any, on the Securities are then due, shall satisfy the obligations of the Company herein and under the Securities to make such payment to the Holders on the due date thereof; provided, however, that the liability of the Principal Paying Agent hereunder shall not exceed any amounts paid to it by the Company, or held by it, on behalf of the Holders under this Indenture; and provided further that, in the event that there is a default by the Principal Paying Agent in any payment of principal, premium, if any, interest and Additional Amounts, if any, due in respect of the Securities in accordance with the terms of the Securities and this Indenture, the Company shall pay on demand such amounts as will result in receipt by the Holders of such amounts as would have been received by them had no such default occurred.

If the due date for any payment in respect of any Security is not a Business Day, the payment will be made on the next Business Day, and the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place and will not be entitled to any further interest or other payment as a result of any such delay.

SECTION 2.05    Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least two Business Days before each Interest Payment Date and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06    Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a Transfer Agent with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. When Securities are presented to the Registrar or a Transfer Agent with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate and deliver Securities at the Registrar’s or Transfer Agent’s request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.06 (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 4.06 and 9.05). The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for repurchase for a period of 15 days before a selection of Securities to be repurchased 15 days before an Interest Payment Date.

Prior to the due presentation for registration of transfer of any Security, the Company, any Subsidiary Guarantor, the Trustee and each Agent may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, premium, if any, interest and Additional Amounts, if any, on such Security and for all other purposes whatsoever, whether or not presentation of such Security is overdue, and none of the Company, any Subsidiary Guarantor, the Trustee or any Agent shall be affected by notice to the contrary.

All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants in the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07    Replacement Securities. If (a) any mutilated Security is surrendered to the Company, any Agent or the Trustee, or (b) the Company, any Agent and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and, unless otherwise agreed by the Company and the Trustee, there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any authenticating agent harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a Protected Purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company in its discretion (but subject to any conversion rights) may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Registrar) in connection therewith.

Every replacement Security is an additional obligation of the Company and each Subsidiary Guarantor.

The provisions of this Section 2.07 are exclusive and, to the extent lawful, shall preclude all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.08    Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it pursuant to Section 2.10 hereof, those delivered to the Trustee for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding. Except as set forth in Article 9 and Section 12.05, a Security does not cease to be outstanding because the Obligor or an Affiliate of an Obligor holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a Protected Purchaser.

If any Paying Agent segregates and holds in trust, in accordance with this Indenture, on the Maturity Date money sufficient to pay all principal, premium, if any, interest and Additional Amounts, if any, payable on that date with respect to the Securities (or portions thereof) maturing then on and after that date, such Securities (or portions thereof) will cease to be outstanding and interest on them will cease to accrue.

SECTION 2.09    Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and execute and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10    Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation in accordance with its procedures for the disposition of canceled securities and, upon the written request of the Company, shall deliver a certificate of such disposition to the Company unless the Company directs the Trustee in writing to deliver canceled Securities to the Company. Securities repurchased by the Company or any of its Subsidiaries or Affiliates controlled by the Company may, at the option of the Company, continue to be outstanding or be cancelled but may not be reissued or resold to a Person other than the Company or an Affiliate controlled by the Company.

SECTION 2.11    CUSIP Numbers and ISINs. The Company in issuing the Securities may use “CUSIP” numbers and “ISINs” (if then generally in use) or similar numbers and, if so, the Trustee shall use “CUSIP” numbers, “ISINs” or similar numbers as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee in writing of any change in the “CUSIP”, “ISIN” and/or other similar numbers.

SECTION 2.12    Defaulted Interest. If the Company defaults in a payment of principal, premium, if any, interest or Additional Amounts, if any, on the Securities, the Company shall pay defaulted interest (including post-petition interest in any proceeding under any Bankruptcy Law) on any such defaulted amounts at the rate equal to the then-applicable interest rate on the Securities. The Company shall pay such defaulted interest in a manner not inconsistent with the requirements of the Depositary and on any securities exchange or automated quotation system on which the Securities may be listed, and upon such notice as may be required by the Depositary and such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12, such manner of payment shall be deemed practicable by the Trustee.

The Company may pay the defaulted interest (together with interest thereon as provided above) to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date of such defaulted interest. The Company shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Company shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13    Payment of PIK Interest. Any PIK Interest on the Securities will be payable to Holders and (a) with respect to the Securities represented by one or more Global Securities registered in the name of, or held by, the Depositary on the relevant Record Date, by increasing the principal amount of the outstanding Global Securities by an amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest whole U.S. dollar) and (b) with respect to Securities represented by Certificated Securities, by issuing PIK Securities in certificated form to the Holders of such Certificated Securities in an aggregate principal amount equal to the amount of PIK Interest for the applicable Interest Period (rounded up to the nearest U.S. whole dollar), and the Trustee shall authenticate and deliver such PIK Securities in certificated form for original issuance to the Holders thereof on the relevant Record Date, as shown by the records of the Security Register of such Holders.

All Securities issued pursuant to a PIK Payment shall mature on the same Maturity Date as the Initial Securities and shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Initial Securities. Any certificated PIK Securities will be issued with the description “PIK” on the face of such PIK Security.

In the event the Company is entitled to and elects to pay PIK Interest for any Interest Period, each Holder will be entitled to receive an amount of cash interest in respect of the applicable percentage set forth in the Securities on the relevant Record Date and PIK Interest in respect of the applicable percentage set forth in the Securities on the relevant Record Date. Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment, the Global Securities will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Securities issued in certificated form will be distributed to Holders, dated as of the applicable Interest Payment Date and will bear interest on the principal amount of such PIK Security from and after the Interest Payment Date in respect of which such PIK Payment was made. Any PIK Securities issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

SECTION 2.14    Calculations. The Company shall be responsible for making all calculations called for under the Securities or this Indenture, including but not limited to determination of interest, determination of premium, if any, how much interest shall be payable as PIK Interest or cash interest and any Additional Amounts or other amounts payable on the Securities.

Article 3

Redemption

SECTION 3.01    Redemption. The Securities shall not be redeemable prior to the Maturity Date.

SECTION 3.02    Purchase of Securities by the Company or Its Subsidiaries or Affiliates. The Company and each of its Subsidiaries and Affiliates may at any time purchase any Securities in the open market or otherwise at any price. All Securities purchased by the Company or any of its Subsidiaries or Affiliates controlled by the Company may, at the option of the Company, continue otherwise to be outstanding or be surrendered to the Trustee for cancellation pursuant to Section 2.10.

Article 4

Covenants

SECTION 4.01    Payment Obligations under the Securities and the Indenture. The Company shall duly and punctually pay the principal, premium, if any, interest and Additional Amounts, if any, on the Securities in accordance with the terms of the Securities and this Indenture. The principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agents hold in accordance with this Indenture money sufficient to pay all principal and interest then due. PIK Interest shall be considered paid on such date the Trustee has received (i) a Company Order, pursuant to Section 2.02, to increase the balance of any Global Security to reflect such PIK Interest or (ii) a PIK Security duly executed by the Company together with an Authentication Order, pursuant to Section 2.02, requesting the authentication of such PIK Security by the Trustee.

SECTION 4.02    Limitation on Indebtedness and Disqualified Stock. (1) The Obligors shall not, and shall not permit any Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Stock (other than Disqualified Stock held by the Company or a Wholly Owned Restricted Subsidiary, so long as it is so held); provided, however, that, notwithstanding the foregoing, the Obligors and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock if, on the date of such Incurrence or issuance and after giving effect to such Incurrence or issuance thereof and the application of the net proceeds therefrom on a pro forma basis, the Company’s Consolidated Interest Coverage Ratio is greater than or equal to 1.75 to 1.0.

(2)    Notwithstanding clause (1) above, the Obligors or any Restricted Subsidiary may, at any time, Incur any or all of the following Indebtedness (“Permitted Indebtedness”):

(a)    Indebtedness in respect of the Securities and the Subsidiary Guarantee related thereto (including any future Subsidiary Guarantee) or any PIK Securities issued from time to time in respect of any PIK Payment in accordance with the terms hereof (including any Subsidiary Guarantee thereof);

(b)    (I) other Indebtedness of the Obligors and the Restricted Subsidiaries outstanding on the Issue Date, or (II) (x) Indebtedness raised in the capital markets not to exceed BRL$2,500.0 million (or the equivalent in other currencies) in accordance with Section 5.3.1 of the Reorganization Plan and (y) Indebtedness in the form of credit facilities or other debt or financial instruments the purposes of which is to facilitate or finance (in whole or in part) the import of equipment not to exceed BRL$2,000.0 million (or the equivalent in other currencies) in accordance with Section 5.3.2 of the Reorganization Plan (clause (x) and (y), together, “Reorganization Plan Additional Indebtedness”), in each case of (x) or (y) whether or not Incurred within the timeframes referred to in the Reorganization Plan;

(c)    Guarantees by the Obligors or any Restricted Subsidiary of Indebtedness of the Obligors or any Restricted Subsidiary, in each case permitted under this Section 4.02; provided that if the Indebtedness being Guaranteed is subordinated to the Securities, then such Guarantee shall be subordinated in the same manner and to the same extent as the Indebtedness being Guaranteed;

(d)    obligations in respect of Hedging Agreements entered into by the Obligors or any Restricted Subsidiary in the ordinary course of business for the purpose of limiting risks associated with the business of the Company and its Restricted Subsidiaries and for non-speculative purposes only;

(e)    intercompany Indebtedness (i) between or among Obligors, (ii) owing by a Restricted Subsidiary that is not a Subsidiary Guarantor to an Obligor, (iii) owing by a Restricted Subsidiary that is not a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor or (iv) owing by an Obligor to a Restricted Subsidiary that is not a Subsidiary Guarantor; provided, that, in the case of this clause (iv), any such Indebtedness shall be unsecured and subordinated to the obligations under this Indenture and the Securities;

(f)    Indebtedness of the Obligors or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within ten Business Days of Incurrence;

(g)    Indebtedness of the Obligors or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued for the account of the Obligors or any Restricted Subsidiary in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(h)    Indebtedness consisting of performance, bid, surety and other similar bonds, completion guarantees and reimbursement obligations Incurred by the Obligors or any Restricted Subsidiary in the ordinary course of business securing the performance of contractual, franchise, concession or license obligations of the Obligors or any Restricted Subsidiary (in each case, other than for an obligation for borrowed money);

(i)    Refinancing Indebtedness Incurred to Refinance (A) Indebtedness existing on the Issue Date or Incurred in compliance with the immediately preceding clause (1) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to clause (1) above); or (B) Indebtedness Incurred pursuant to subclauses (a), (b)(I) or (l) or this subclause (i) (in each case, excluding Indebtedness owed to the Obligors or any Restricted Subsidiary);

(j)    Indebtedness arising from agreements of the Obligors or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in the ordinary course of business in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Obligors and the Restricted Subsidiaries in connection with such disposition;

(k)    Indebtedness of (x) the Obligors or a Restricted Subsidiary Incurred to finance an acquisition or (y) Persons that are acquired by the Obligors or any Restricted Subsidiaries or merged into the Obligors or a Restricted Subsidiary in accordance with the terms of the Indenture; and provided that on the date of and after giving effect to such acquisition and the Incurrence of such Indebtedness either:

(A)     the Company would be able to Incur at least U.S.$1.00 of additional Indebtedness pursuant to clause (1); or the Consolidated Interest Coverage Ratio would be greater than or equal to the Consolidated Interest Coverage Ratio immediately prior to such acquisition; and

(B)    such Person being acquired by the Obligors or any Restricted Subsidiaries shall, after giving effect to such acquisition, is or shall become a Restricted Subsidiary immediately after the acquisition.

(l)    (A) Indebtedness of the Obligors in connection with any Qualified Receivables Transaction or (B) obligations pursuant to receivables or factoring arrangements or facilities in the ordinary course of business, in each case (x) in a true sale transaction without recourse to the Obligors or the Restricted Subsidiaries that would not be required to be classified and accounted for as debt under GAAP and (y) not to exceed the greater of (A) BRL$500.0 million (or the equivalent in other currencies) and (B) and [•]%4 of Consolidated Total Assets of the Company and its Restricted Subsidiaries, at any one time outstanding;

(m)    Capitalized Lease Obligations and Purchase Money Indebtedness of the Obligors or any Restricted Subsidiary not to exceed the greater of (A) BRL$500.0 million (or the equivalent in other currencies) and (B) and [•]%5 of Consolidated Total Assets of the Company and its Restricted Subsidiaries, at any one time outstanding;

(n)    Attributable Debt with respect to a Sale and Leaseback Transaction to the extent such Sale and Leaseback Transaction complies with Section 4.08 and not to exceed the greater of (A) BRL$500.0 million (or the equivalent in other currencies) and (B) and [•]%6 of Consolidated Total Assets of the Company and its Restricted Subsidiaries, at any one time outstanding;

(o)    Indebtedness consisting of (A) the financing of insurance premiums, (B) take or pay obligations in supply agreements, or (C) self-insurance obligations or workers’ compensation claims, in each case in the ordinary course of business;

(p)    Guarantees in respect of obligations to suppliers, advertisers, licensors, licensees, artists, franchisees or similar Persons (other than guarantees of Indebtedness) in the ordinary course of business;

(q)    Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(r)    Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business and consistent with past practices of the Obligors and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Obligors and the Restricted Subsidiaries; and

(s)    in addition to Indebtedness referred to in subclauses (a) through (r) above and Indebtedness Incurred under clause (1), Indebtedness of the Obligors or any Restricted Subsidiary in an aggregate principal amount not to exceed the greater of (A) BRL$1,000.0 million (or the equivalent in other currencies) and (B) and [•]%7 of Consolidated Total Assets of the Company and its Restricted Subsidiaries, at any one time outstanding.

(3)    For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant:

(a)    the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness Incurred in compliance with this covenant shall be disregarded;

(b)    in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described above or is entitled to be Incurred pursuant to clause (1) and also meets criteria of one or more of the categories described in subclauses (2)(a) through (s), inclusive, the Company may, in its sole discretion, divide and classify such item of Indebtedness in any manner that complies with this covenant, and may from time to time redivide and reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification;

(c)    Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(d)    the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, the reclassification of accounts payable as Indebtedness and the payment of dividends on Preferred Stock of Restricted Subsidiaries in the form of additional shares of the same class of Preferred Stock of Restricted Subsidiaries shall not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued.

[4]	NTD: Percentage roughly to equate BRL$500 million based on total assets expected on the Issue Date.
[5]	NTD: Percentage roughly to equate BRL$500 million based on total assets expected on the Issue Date.
[6]	NTD: Percentage roughly to equate BRL$500 million based on total assets expected on the Issue Date.
[7]	NTD: Percentage roughly to equate BRL$1,000 million based on total assets expected on the Issue Date.

(4)    For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a non-U.S. currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred or, in the case of revolving credit Indebtedness, first committed; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a non-U.S. currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

(5)    Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Obligors or any Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(6)    A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of determining compliance with this covenant.

(7)    The amount of any Indebtedness outstanding as of any date will be:

(a)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(b)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(c)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)    the Fair Market Value of such assets at the date of determination; and

(B)    the amount of the Indebtedness of the other Person.

(8)    Neither the Company nor any Subsidiary Guarantor may Incur any Indebtedness that is subordinated in right of payment to other Indebtedness of the Company or any Subsidiary Guarantor unless such Indebtedness is also subordinated in right of payment to the Securities or the relevant Subsidiary Guarantee on substantially identical terms.

SECTION 4.03    Provision of Financial Statements and Reports. Unless the Company has made the information specified in clauses (1) through (3) below available on the SEC’s (EDGAR) website, the Company, on a consolidated basis, shall provide the Trustee and, upon written request, the Holders (or cause the Trustee to furnish to the Holders):

(1)    no more than 30 days after such statements become publicly available but no later than 150 days following the end of each fiscal year of the Company after the Issue Date, the annual audited consolidated financial statements (including the notes thereto) of the Company, prepared in accordance with GAAP and presented in the English language and a report thereon by the Company’s certified independent public accountants;

(2)    no more than 30 days after such statements become publicly available but no later than 60 days following the end of the first three fiscal quarters in each fiscal year of the Company beginning with the quarter ending after the Issue Date, all unaudited quarterly consolidated financial statements (including the notes thereto) of the Company, prepared in accordance with GAAP and presented in the English language; and

(3)    within 30 calendar days of the date of such filing, submission or furnishing, without duplication, English language versions or summaries of such other material reports or material notices of the Company as may be filed with or submitted or furnished to (i) the CVM, or (ii) the SEC (in each case, to the extent that any such report or notice is generally available to the Company’s security holders or the public in Brazil or elsewhere and, in the case of clause (ii), is filed or submitted pursuant to Rule 12g3-2(b) under, or Section 13 or 15(d) of, the Exchange Act).

If the Company is no longer subject to the periodic reporting requirements of the Exchange Act and no longer files the information specified in clauses (1) through (3) above with the SEC, the Company shall post such information to its website for public availability within the time periods specified above.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s access to, or receipt of, such reports shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s or each of its Subsidiaries’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no obligation to determine if and when the Company’s information is available on the SEC’s (EDGAR) website or the Company’s website. The Company shall either (i) provide the Trustee with prompt written notification at such time that the Company becomes, or ceases to be, a reporting company or (ii) continue to provide the Trustee the information as set forth in this Section 4.03.

SECTION 4.04    Available Information. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Securities to the public without registration the Company shall:

(a)    use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times; and

(b)    furnish to any Holder upon written request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 and the Exchange Act applicable to the Company and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

SECTION 4.05    Limitation on Restricted Payments. (i) The Company shall not, and shall not cause or permit any Restricted Subsidiary to (i) declare or pay any dividend or return of capital or make any other distribution on or in respect of shares of its Capital Stock of the Obligors or any Restricted Subsidiary to holders of such Capital Stock (other than dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all shareholders of such Restricted Subsidiary), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary (other than any acquisition of Capital Stock deemed to occur upon the exercise of options if such Capital Stock represents a portion of the exercise price thereof), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than Subordinated Indebtedness owed to the Company or to a Restricted Subsidiary and other than a purchase, repurchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement) (each, a “Restricted Payment”), other than:

(a)    the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with immediately preceding clause (1);

(b)    pro rata dividends, return of capital or other distributions payable solely on or in respect of Capital Stock of any Obligor or Restricted Subsidiary payable in the form of Capital Stock of any Obligor or Restricted Subsidiary;

(c)    dividends, return of capital or other distributions payable solely to an Obligor and/or a Restricted Subsidiary;

(d)    the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness with the proceeds of, or in exchange for, Refinancing Indebtedness permitted under Section 4.02(2)(i);

(e)    the purchase, redemption or other acquisition or retirement for value of Capital Stock of the Company held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Capital Stock was issued; provided that the aggregate cash consideration paid therefor in any twelve-month period after the Issue Date does not exceed an aggregate amount of U.S.$10.0 million (or the equivalent in other currencies); provided, however, no Default has occurred and is continuing or would occur as a result thereof;

(f)    payments or distributions by any Obligor or any Restricted Subsidiary to dissenting stockholders pursuant to applicable law in connection with any merger, amalgamation, acquisition or similar transaction consummated on or after the date hereof;

(g)    the declaration and payment of dividends by the Company that are required under the Brazilian Corporate Law, in an amount equivalent to not more than 25% of the adjusted net income of the Company in accordance with Article 202, item I of the Brazilian Corporate Law; provided that the payment of such amounts is required by the Brazilian Corporate Law or other applicable law and that the Company’s Board of Directors, with the approval of the fiscal council, if in existence at such time, has not reported to the general shareholders’ meeting that the distribution would not be advisable given the financial condition of the Company or its Restricted Subsidiaries; or

(h)    any Restricted Payments specifically contemplated by, and made in accordance with, the express provisions of the Reorganization Plan.

(2)    The Obligors and the Restricted Subsidiaries shall be permitted to make any Restricted Payment, at any time on or after the sixth anniversary of the date of the Reorganization Plan Confirmation, if at the time of the Restricted Payment and immediately after giving pro forma effect thereto, (x) no Event of Default has occurred and is continuing, (y) the Company’s Net Debt to Consolidated EBITDA Ratio would be equal to or less than 2.0:1.0 and (z) such declaration or payment is made in compliance with the Reorganization Plan.

(3)    The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the Fair Market Value of the relevant non-cash assets, as determined in good faith by the Company, whose determination will be conclusive.

SECTION 4.06    Repurchases of the Securities Upon a Change of Control. (1) Upon the occurrence of a Change of Control that results in a Ratings Decline, each Holder shall have the right to require the Company to repurchase all or any part (equal to U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof) of that Holder’s Securities pursuant to an Offer to Purchase at a purchase price equal to the Change of Control Payment (a “Change of Control Offer”). Any Offer to Purchase shall be voluntary for each Holder to accept or reject.

(2)    Within 30 days following any Change of Control that results in a Ratings Decline, the Company shall make a Change of Control Offer by notice to each Holder by mailing and publishing such notice (a copy of which shall be delivered to the Trustee) in accordance with the provisions of Section 11.01, stating:

(a)    that a Change of Control that resulted in a Ratings Decline has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities in exchange for its respective portion of the Change of Control Payment;

(b)    the aggregate principal amount of Securities subject to the Change of Control Offer and the Change of Control Payment (including the portion thereof representing accrued and unpaid interest);

(c)    the circumstances and relevant facts regarding such Change of Control (including information which the Company believes will enable such Holder to make an informed decision with respect to the Change of Control Offer);

(d)    the Change of Control Expiration Date and the Change of Control Purchase Date;

(e)    the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; and

(f)    the instructions and materials necessary to enable such Holder to tender its Securities pursuant to the Change of Control Offer, as determined by the Company, consistent with this Section 4.06.

(3)    Holders electing to have a Security repurchased will be required to surrender the Security, with an appropriate form duly completed (such Security being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer), to the Company at the address specified in the notice no later than 5:00 p.m. New York City time at least three Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if each of the Trustee and the Company receives not later than 5:00 p.m. New York City time on the Change of Control Expiration Date, a telegram, telex, facsimile or electronic transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for repurchase by the Holder and a statement that such Holder is withdrawing his election to have such Security repurchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4)    On the Change of Control Purchase Date, the Company shall, to the extent lawful:

(i)    accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

(ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

(iii)    deliver or cause to be delivered, if applicable, to the Trustee for cancellation the Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.

(5)    The Paying Agents shall promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each new Security (including any PIK Security) shall be in a minimum denomination of U.S.$1,000 and an integral multiple of U.S.$1,000 in excess thereof. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. On the Change of Control Purchase Date the Change of Control Payment will become due and payable on each Security accepted for purchase, and interest on Securities purchased will cease to accrue on and after the purchase date, unless payment of the Change of Control Payment is not made (and the purchase does not take place) on such date.

(6)    The Company agrees to obtain, in a timely manner and prior to making any Change of Control Offer, all necessary consents and approvals from all applicable Governmental Authorities in any Relevant Jurisdiction and any other Governmental Authorities or agencies having jurisdiction over it and the Change of Control Offer for the remittance of funds outside of Brazil, if applicable.

(7)    The Company shall comply, to the extent applicable, with the requirements of Section 14e-1 of the Exchange Act and any other applicable securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

(8)    The Company will not be required to make a Change of Control Offer upon a Change of Control that results in a Ratings Decline if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.06 applicable to a Change of Control Offer made by the Company and purchases all Securities properly tendered and not withdrawn under the Change of Control Offer.

(9)    Notwithstanding anything to the contrary contained in this Indenture, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(10)    In the event that there shall at any time be a Substituted Debtor pursuant to Article 10, this Section 4.06 shall be interpreted by the substitution of the Substituted Debtor for the “Company.”

SECTION 4.07    Limitation on Liens. (1) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, issue, be liable in respect of, assume or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, without providing that the Securities are secured equally and ratably with (or, if the Indebtedness or other obligations to be secured by the Lien is subordinated in right of payment to the Securities or any Subsidiary Guarantee, prior to) such Indebtedness or other obligations so secured for so long as such Indebtedness or other obligation is so secured.

(2)    This restriction does not apply to:

(a)    any Lien in existence on the Issue Date or any Lien which secures the Securities or the Subsidiary Guarantees;

(b)    any Liens securing obligations Incurred under the Reorganization Plan Additional Indebtedness;

(c)    any Lien on any property or assets (including Capital Stock of any Person) acquired, constructed or improved by the Company or any Restricted Subsidiaries after the date of this Indenture, which is created, Incurred or assumed contemporaneously with, or within 12 months after, that acquisition (or in the case of any such property constructed or improved, after the completion or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of that construction or improvement (including costs such as escalation, interest during construction and finance costs); provided that in the case of any such construction or improvement the Lien shall not apply to any other property owned by the Company or any Restricted Subsidiary, other than any unimproved real property on which the property so constructed, or the improvement, is located, including for the avoidance of doubt any Indebtedness Incurred under clause (m) of Section 4.02;

(d)    Liens securing Indebtedness owed to any Brazilian governmental financial institution, authority, agency or development bank (or any other bank or financial institution representing or acting as agent for any of such institutions, agencies or banks), including Banco Nacional de Desenvolvimento Econômico e Social—BNDES (including loans from Financiadora de Estudos e Projetos—FINEP), FINAME (Agência Especial de Financiamento Industrial), Banco do Nordeste S.A. and the related system and any governmental authority;

(e)    easements, rights-of-way and other encumbrances (“real property encumbrances”) on title to real property that do not render title to the property encumbered thereby unmarketable, materially reduce the value thereof or materially adversely affect the use of such property for its intended purposes either individually or in the aggregate when taken together with all such real property encumbrances in existence at such time;

(f)    any Lien on any property or assets existing at the time of its acquisition and which is not created as a result of or in connection with or in anticipation of that acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property);

(g)    any Lien on any property or assets acquired from a corporation or any other Person which is merged with or into the Company or a Restricted Subsidiary, or any Lien existing on property of a corporation or any other Person which existed at the time such corporation becomes a Restricted Subsidiary of the Company and, in either case, which is not created as a result of or in connection with or in anticipation of any such transaction (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such corporation); provided that such Lien does not extend to any other property of an Obligor or any Restricted Subsidiary;

(h)    any Lien arising by operation of law (including a decision by a court) in the ordinary course of business;

(i)    customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;

(j)    Liens securing Hedging Agreements so long as such Hedging Agreements relate to Indebtedness for borrowed money that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Agreements;

(k)    any Lien on Receivables transferred to a Receivables Subsidiary or on assets of a Receivables Subsidiary, in each case, Incurred in connection with a Qualified Receivables Transaction and Liens securing Attributable Debt with respect to a Sale and Leaseback Transaction;

(l)    pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case Incurred in the ordinary course of business and not securing Indebtedness;

(m)    Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings;

(n)    Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith and by appropriate proceedings and, in each case, with respect to which adequate reserves have been established and are being maintained in accordance with GAAP;

(o)    Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the proceeds thereof;

(p)    licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business;

(q)    Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;

(r)    options, put and call arrangements, rights of first refusal and similar rights relating to investments in joint ventures or partnerships;

(s)    judgment liens, and Liens securing appeal bonds or letters of credit issued in support of or in lieu of appeal bonds, so long as no Event of Default then exists as a result thereof;

(t)    Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary to the Company, a Subsidiary Guarantor or a Wholly Owned Restricted Subsidiary; and

(u)    any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (a), (c) (f) or (g) of this clause (2); provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time the original Lien was Incurred in accordance with this clause (2) plus any premiums, fees and expenses in connection with such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

SECTION 4.08    Maintenance of Corporate Existence. The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain in effect its corporate existence and all registrations necessary therefor and take all actions to maintain all rights, privileges, titles to property, franchises and the like necessary or desirable in the normal conduct of its businesses, activities or operations; provided that this Section 4.08 shall not require the Company or any of its Restricted Subsidiaries to maintain any such right, privilege, title to property, franchise or the like or require the Company to preserve the corporate existence of any of its Restricted Subsidiaries, if the failure to do so does not, and would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or is not otherwise prohibited by this Indenture.

SECTION 4.09    Maintenance of Government Authorizations. The Company shall, and shall cause each of its Restricted Subsidiaries to, duly obtain and maintain in full force and effect all Governmental Approvals of any Governmental Authority under the laws of Brazil or any other jurisdiction having jurisdiction over the Company or any of its Restricted Subsidiaries, as the case may be, necessary in all cases for the Company or any of its Restricted Subsidiaries, as the case may be, to operate its business of offering telecommunications services as of the date of this Indenture and to comply with this Indenture and make payments under the Securities, except where the failure to do so would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the extent any Governmental Approvals of any Governmental Authority under the laws of Brazil or any other jurisdiction having jurisdiction over the Company or any of its Restricted Subsidiaries, as the case may be, are no longer deemed to be essential for the Company or any of its Restricted Subsidiaries to continue rendering telecommunications services, the Company will be allowed, pursuant to the applicable legislation, to waive, replace and/or change any of such Governmental Approvals.

SECTION 4.10    Appointment to Fill a Vacancy in the Office of the Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, shall appoint in the manner provided in Section 7.08, a successor Trustee, so that there shall at all times be a Trustee with respect to the Securities.

SECTION 4.11    Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where service of process may be served. Initially this office will be at the offices of Cogency Global Inc., located at East 40th Street, 10th Floor, New York, NY 10016, and the Company agrees not to change the designation of such office without prior written notice to the Trustee and designation of a replacement office. The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and notices to and demands upon the Company in respect of this Indenture may be served. Initially this office will be at the offices of the Trustee located at 101 Barclay Street, Floor 7 East, New York, NY 10286. The Company may also from time to time designate one or more other offices or agencies where the Securities may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.12    Notice of Certain Events. (1) The Company shall provide written notice to the Trustee, as soon as is practicable and in any event within ten Business Days after the Company becomes aware, or should reasonably become aware, of the occurrence of any Default or any Event of Default, accompanied by an Officer’s Certificate of the Company setting forth the details thereof and stating what action the Company proposes to take with respect thereto.

(2)    The Company shall provide prompt written notice to the Trustee of the occurrence of any Ratings Decline, and the Trustee shall not be deemed to have knowledge of any Ratings Decline until it receives such notice.

SECTION 4.13    Listing.The Company will use commercially reasonable efforts to obtain and maintain listing of the Securities on the SGX-ST. If it subsequently becomes impracticable or unduly burdensome to maintain the listing of the Securities on the SGX-ST due to changes in listing requirements occurring subsequent to the Issue Date, the Company shall use all reasonable endeavors to procure and maintain an alternative admission to listing, trading and/or quotation for the Securities by such other comparable listing authority, exchange or system as it may reasonably decide.

SECTION 4.14    Payment of Additional Amounts. (1) All payments of principal, premium, if any, and interest by or on behalf of the Company (including, for the avoidance of doubt, a Successor Company or a Substituted Debtor) or a Subsidiary Guarantor in respect of the Securities shall be made without withholding or deduction for or on account of any Local Taxes, unless such withholding or deduction is required by law. In the event of any such withholding or deduction, the Company (including, for the avoidance of doubt, a Successor Company or a Substituted Debtor) or a Subsidiary Guarantor shall pay to the Holders in U.S. dollars such additional amounts (“Additional Amounts”) as may be necessary to ensure that the U.S. dollar amounts received by each Holder of the Securities after such withholding or deduction (including withholding and deduction attributable to Additional Amounts payable under this Section 4.14) will equal the respective U.S. dollar amounts that would otherwise have been received by such Holder in the absence of such withholding or deduction, except that no such Additional Amounts shall be payable in respect of any Security:

(a)    to the extent that such taxes in respect of such Security would not have been imposed but for the existence of any current or former connection of the Holder or beneficial owner of such Security with the Relevant Jurisdiction other than the mere acquisition, ownership, holding or disposition of such Security or the receipt of payments thereon or under any Subsidiary Guarantee, or the exercise or enforcement of rights thereunder;

(b)    in respect of any estate, inheritance, gift, sales, transfer or personal property taxes imposed with respect to such Securities, except as otherwise provided in this Indenture;

(c)    to the extent that such Holder or beneficial owner of such Security would not be liable or subject to such withholding or deduction of taxes but for the failure to make a valid declaration of non-residence or other similar claim for exemption if:

(i)    the making of such declaration or claim is required or imposed by statute, treaty, regulation, ruling or administrative practice of the Relevant Jurisdiction as a precondition to an exemption from, or reduction in, the relevant taxes; and

(ii)    at least 60 days prior to the first payment date with respect to which the Company shall apply this clause (c), the Company has notified the Holders in writing that they shall be required to provide such declaration or claim;

(d)    where the relevant Security is surrendered for payment (where surrender is required) more than 30 days after the Relevant Date except to the extent that the relevant Holder would have been entitled to such Additional Amounts if it had surrendered the relevant Security on the last day of such period of 30 days;

(e)    any tax, assessment or other governmental charge which is payable other than by deduction or withholding from payments of principal, premium, if any, of or interest on a Security;

(f)    with respect to any withholding or deduction imposed on or in respect of any Security pursuant to Sections 1471-1474 of the Code (and any current and future regulations or official interpretations thereof or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code) (“FATCA”), the laws implementing FATCA in either Brazil or any other jurisdiction, or any agreement between the Obligors and the United States or any authority thereof entered into pursuant to FATCA; or

(g)    any combination of the above.

(2) The Company (including, for the avoidance of doubt, a Successor Company or a Substituted Debtor) will reimburse any Holder or beneficial owner of the Securities, upon written request of such Holder or beneficial owner along with supporting documentation (which may consist of a certificate signed by a representative of such Holder or beneficial owner describing in adequate detail the circumstances giving rise to the reimbursement request), for the amount of (i) any Local Taxes levied or imposed by a Relevant Jurisdiction and payable by such Holder or beneficial owner in connection with any payments made under or with respect to any Security; and (ii) any Local Taxes levied or imposed with respect to, or withheld or deducted from, any reimbursement under the foregoing clause (i) or this clause (ii), so that the net amount received by such Holder or beneficial owner after such reimbursement will not be less than the net amount such Holder or beneficial owner would have received if the Local Taxes giving rise to the reimbursement described in clauses (i) and/or (ii) had not been imposed, provided, however, that the indemnification obligation provided herein shall be subject to similar exceptions set forth under clauses (a) through (g) of Section 4.14(1).

SECTION 4.15    Ranking. The Securities shall be unsubordinated obligations of the Obligors, and the Obligors will ensure that the Securities will rank at least pari passu with all other existing and future Indebtedness of the Obligors (other than obligations preferred by statute or by operation of law); except to the extent any such other Indebtedness ranks above the Securities by reason of Liens permitted under Section 4.07.

SECTION 4.16    Limitation on Asset Sales. (1) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(i)    the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of; and

(ii)    at least 75% of the consideration received for the assets sold by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale is in the form of (a) cash or Cash Equivalents; (b) assets to be used by the Company or any Restricted Subsidiary in a Permitted Business; (c) Capital Stock in a Person principally engaged in a Permitted Business that shall become a Restricted Subsidiary as a result of such Asset Sale; (d) designated non-cash consideration in any single transaction or series of related transactions not to exceed the greater of (A) U.S.$100 million (or the equivalent in other currencies) and (B) and [•]%8 of Consolidated Total Assets; or (e) a combination of any of the foregoing.

Solely for purposes of this Section 4.16, the following are deemed to be cash or Cash Equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness) by any Person and the release of the Obligor or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Sale; and (y) any securities received by the Company or any Restricted Subsidiary that are converted by the Company or any Restricted Subsidiary into cash or Cash Equivalents within 120 days of the receipt thereof.

(2)    The Company or such Restricted Subsidiary, as the case may be, may apply the proceeds of any such Asset Sale within 365 days thereof to:

(i)    repay, redeem or repurchase any secured Indebtedness of an Obligor or any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor or, in each case for borrowed money or constituting a Capitalized Lease Obligation and permanently reduce the commitments with respect thereto without Refinancing;

(ii)    purchase (or enter into a binding agreement to purchase; provided that such purchase is consummated within 90 days after the date that is 365 days after such Asset Sale):

(A)    assets (other than current assets as determined in accordance with GAAP or Capital Stock) to be used by the Company or any Restricted Subsidiary in a Permitted Business,

(B)    Capital Stock of a Person principally engaged in a Permitted Business that shall become, upon purchase, a Restricted Subsidiary,

in each case, from a Person other than the Company and its Restricted Subsidiaries;

(iii)    make capital expenditures (including expenditures for refurbishments, repair or improvement of existing property or assets) to be used by the Company or any Restricted Subsidiary in a Permitted Business; or

(iv)    to repay Indebtedness pursuant to Section 5.2 of the Reorganization Plan.

SECTION 4.17    Compliance Certificates. The Company shall deliver to the Trustee within 150 days after the end of each fiscal year of the Company an Officer’s Certificate signed by its principal executive officer, the principal financial officer or the principal accounting officer stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Defaults, its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.18    Limitation on Transactions with Affiliates. (1) The Company shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or assets or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an “Affiliate Transaction”), unless:

(i)    the terms of such Affiliate Transaction are not materially less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company;

(ii)    in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services, made on or after the Issue Date with a Fair Market Value in excess of U.S.$25.0 million (or the equivalent in other currencies), the terms of such Affiliate Transaction will be set forth in an Officer’s Certificate delivered to the Trustee stating that such transaction complies with this Section 4.18(1); and

[8]	NTD: Percentage roughly to equate US$100 million based on total assets expected on the Issue Date.

(iii)    in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services, made on or after the Issue Date with a Fair Market Value in excess of U.S.$50.0 million (or the equivalent in other currencies), the terms of such Affiliate Transaction shall be approved by a majority of the members of the Board of Directors of the Company (including a majority of the disinterested members thereof), the approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that such transaction complies with this Section 4.18(1).

(2)    The provisions of Section 4.18(1) shall not apply to:

(i)    Affiliate Transactions with or among the Company and any Restricted Subsidiary or between or among Restricted Subsidiaries (in each case, other than any Receivables Subsidiary);

(ii)    payment of reasonable fees, compensation (including any employment, stock option, phantom stock, stock repurchase, employee benefit compensation), severance or other termination payments and reimbursement of expenses to, and any indemnity or insurance provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business and consistent with past practice as determined in good faith by the Company and the entering into any agreements relating to any of the foregoing;

(iii)    Affiliate Transactions undertaken pursuant to the terms of any agreement or arrangement to which the Company or any Restricted Subsidiaries is a party as of or on the Issue Date, as such agreements or arrangements may be amended, modified, supplemented, extended or renewed from time to time; provided that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date shall be permitted to the extent that its terms are not materially more disadvantageous as a whole to the Holders of the Securities than the terms of the agreements or arrangements in effect on the Issue Date, in each case, in the good faith determination of the Company;

(iv)    any Restricted Payments made in compliance with Section 4.05;

(v)    sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Subsidiary in a Qualified Receivables Transaction;

(vi)    loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary in the ordinary course of business and not exceeding (A) BRL$30.0 million (or the equivalent in other currencies) in the aggregate outstanding at any one time and (B) BRL$750,000 (or the equivalent in other currencies) with respect to any particular individual in the aggregate;

(vii)    any transactions with Affiliates of the Company provided that immediately following, and giving pro forma effect to, such transaction (A) the Company’s aggregate direct and indirect share ownership of any Subsidiary subject of such transaction shall be equivalent to its aggregate direct and indirect share ownership of such Subsidiary immediately prior to such transaction, and (B) the Consolidated Total Assets of the Company and its Restricted Subsidiaries shall equal the Consolidated Total Assets of the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(viii)    mergers, spin-offs, amalgamations, corporate restructurings or any corporate actions required by the Reorganization Plan.

SECTION 4.19    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (1) Except as provided in Section 4.19(2), the Company shall not, and shall not cause or permit any Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(i)    pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(ii)    make loans or advances to, or Guarantee any Indebtedness or other obligations of, or make any investment in, the Company or any Restricted Subsidiary; or

(iii)    transfer any of its property or assets to the Company or any Restricted Subsidiary.

(2)    Section 4.19(1) shall not apply to encumbrances or restrictions existing under or by reason of:

(i)    applicable law, rule, regulation or order;

(ii)    this Indenture, the Subsidiary Guarantees or the Securities;

(iii)    existing (A) with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Company or any Restricted Subsidiary, or (B) with respect to any Subsidiary that is not a Restricted Subsidiary, in each case, which encumbrances or restrictions (x) are not applicable to any other Person or the property or assets of any other Person and (y) were not put in place in anticipation of such event, and any amendments, modifications, restatements, extensions, renewals, replacements or Refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or Refinancing are, taken as a whole, in the good faith judgment of the Company, no less favorable in any material respect to the Holders than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or Refinanced;

(iv)    any encumbrance or restriction existing by reason of any Lien permitted under Section 4.07;

(v)    customary provisions restricting the ability of any Restricted Subsidiary to undertake any action described in clauses (i) through (iii) of Section 4.19(1) in Organizational Documents entered into in the ordinary course of business and with the approval of the Board of Directors of the Company;

(vi)    restrictions in other Indebtedness Incurred by a Restricted Subsidiary in compliance with Section 4.02; provided that (in the good faith determination of the Company) (A) the encumbrances or restrictions are ordinary and customary for a financing of that type and (B) the encumbrances or restrictions would not, at the time agreed to, be expected to materially adversely affect the ability of the Company to make payments on the Securities;

(vii)    customary restrictions on cash or other deposits imposed by customers, suppliers, insurance, surety or bonding companies, under contracts or other arrangements entered into or agreed to in the ordinary course of business;

(viii)    customary non-assignment provisions of any license agreement or other contract and customary provisions restricting the assignment or subletting of any lease governing a leasehold interest of any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset that is subject to a Lien permitted to be Incurred under this Indenture;

(ix)    restrictions with respect to a Restricted Subsidiary imposed pursuant to a binding agreement which has been entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary or any Sale and Leaseback Transaction, in each case as otherwise permitted under this Indenture; provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary being sold;

(x)    customary restrictions imposed on the transfer of copyrighted or patented materials;

(xi)    contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Subsidiary that, in the good faith determination of the Board of Directors of the Company, are necessary to effect such Qualified Receivables Transaction;

(xii)    Purchase Money Indebtedness and Capitalized Lease Obligations for assets acquired in the ordinary course of business that impose encumbrances and restrictions only on the assets so acquired or subject to lease;

(xiii)    any agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or Refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or Refinancing are, taken as a whole, in the good faith judgment of the Company, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date; or

(xiv)    restrictions contained in, or in respect of, Hedging Agreements in compliance with the covenant described under Section 4.02.

SECTION 4.20    [Springing Guarantees. On the Issue Date, the Securities will be unconditionally and irrevocably Guaranteed by (a) Oi Móvel, (b) Telemar, (c) Copart4, and (d) Copart5. If at any time after the Issue Date, PTIF or Oi Coop are permitted under applicable law to become Subsidiary Guarantors on the Securities under this Indenture, then the Company will cause, within ten calendar days thereof, PTIF or Oi Coop, as applicable, to become a Subsidiary Guarantor by executing and delivering to the Trustee, together with an Opinion of Counsel, a supplemental indenture to this Indenture, pursuant to which it provides a Subsidiary Guarantee. Thereafter, PTIF or Oi Coop, as applicable, shall be a Subsidiary Guarantor for all purposes of this Indenture.]9

[9]	Subject to timing of Issue Date.

SECTION 4.21    Designation of Restricted and Unrestricted Subsidiaries. (1) The Company’s Board of Directors may designate any of its Subsidiaries, including any newly formed Subsidiary or any Person that shall become a Subsidiary of the Company by way of acquisition, to be an Unrestricted Subsidiary subject to the following conditions:

(a)    such Subsidiary owns no Capital Stock or Indebtedness of, or owns or holds no Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated;

(b)    immediately after giving effect to such designation (x) the Company could Incur at least U.S.$1.00 of additional Indebtedness under Section 4.02(a) or (y) the Consolidated Interest Coverage Ratio would be greater than it was immediately prior to giving effect to such designation; and

(c)    the Company delivers to the Trustee prior to the designation an Officer’s Certificate stating that such designation complies with this Indenture and that all conditions precedent in this Indenture relating to such designation have been satisfied.

Notwithstanding anything to the contrary in the foregoing or elsewhere in this Indenture, (A) no Subsidiary may be designated as an Unrestricted Subsidiary if, at the time of such designation (both before and after giving pro forma effect to such designation), or as a result of such designation, and (B) no Investments may be made by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary if, at the time of such Investment (both before and after giving pro forma effect to such Investment), or as a result of, such designation or Investment: (i) the aggregate amount of consolidated total assets (defined in accordance with GAAP) of all Unrestricted Subsidiaries as of the last day of the most recent fiscal quarter for which internal consolidated financial statements of the Company are available exceeds 10% of the Consolidated Total Assets of the Company and its Subsidiaries as of such date, or (ii) the aggregate consolidated EBITDA (determined in accordance with GAAP) of all Unrestricted Subsidiaries for the preceding Four-Quarter Period prior to such determination exceeds 10% of the Consolidated EBITDA of the Company for the preceding Four-Quarter Period prior to such determination.

(2)    The Company’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary not causing a Default, it being understood that any Indebtedness, Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time.

SECTION 4.22    Effectiveness of Covenants. (1) During any period of time that (i) the Company has Investment Grade Ratings from each of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Subsidiaries will not be subject to the following sections of this Indenture (collectively, the “Suspended Covenants”):

(a)    Section 4.02;

(b)    Section 4.05;

(c)    Section 4.16;

(d)    Section 4.19;

(e)    Section 4.21;

(f)    Section 4.23; and

(g)    Section 4.24.

(2)    If at any time one or more of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Company below an Investment Grade Ratings, then the Suspended Covenants shall thereafter be reinstated (the “Reversion Date”) and be applicable pursuant to the terms of this Indenture, unless and until a subsequent Covenant Suspension Event occurs (in which event the Suspended Covenants shall no longer be in effect unless and until the occurrence of a Reversion Date). The period of time between the date of suspension of the covenants and the Reversion Date is referred to as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default or breach of any kind will be deemed to exist or have occurred on the Reversion Date or thereafter with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date (if permitted at such time, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period).

(3)    On the Reversion Date, all Indebtedness Incurred and any Disqualified Stock issued by any Restricted Subsidiaries during the Suspension Period shall be classified to have been Incurred or issued pursuant to Section 4.02(1) or one of the clauses set forth in Section 4.02(2) (to the extent such Indebtedness or Disqualified Stock would be permitted to be Incurred or issued thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred or Disqualified Stock issued prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness or Disqualified Stock would not be so permitted to be Incurred or issued pursuant to clause (1) or (2) of Section 4.02 such Indebtedness or Disqualified Stock will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (2) of the second paragraph under Section 4.02.

(4)    The Company shall give the Trustee prompt written notice of any Covenant Suspension Event. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Company shall give the Trustee prompt written notice of any occurrence of a Reversion Date and in any event, not later than 15 days after such Reversion Date. Upon receipt of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. In the absence of such notice, the Trustee shall assume the Suspended Covenants continue to be suspended. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Covenant Suspension Event or Reversion Date.

SECTION 4.23    Limitation on Sale and Leaseback Transactions . The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any property or asset unless the Company or such Restricted Subsidiary would be entitled to:

(1)    Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to Section 4.02; and

(2)    create a Lien on such property or asset securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.07, in which case, the corresponding Indebtedness and Lien will be deemed Incurred pursuant to those provisions.

SECTION 4.24    Guarantees by Restricted Subsidiaries. (1) If and for so long as any Restricted Subsidiary, directly or indirectly, Guarantees any Indebtedness Incurred in connection with the implementation of the Reorganization Plan, any Reorganization Plan Additional Indebtedness or any other Indebtedness in excess of U.S.$150.0 million (or the equivalent in other currencies) Incurred (in any Incurrence or series of related Incurrences) pursuant to Section 4.02(1) or Section 4.02(2)(s), the Company shall cause such Restricted Subsidiary to provide a Subsidiary Guarantee, and, if the guaranteed Indebtedness is Subordinated Indebtedness, the Guarantee of such guaranteed Indebtedness must be subordinated in right of payment to the Subsidiary Guarantee to at least the extent that the guaranteed Indebtedness is subordinated to the Securities; provided that this Section 4.24 shall not be applicable to any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

(2)    The Company shall (i) determine within 15 Business Days of the date on which the Company is required to have delivered financial statements for a fiscal period pursuant to Section 4.03 whether the Minimum Guarantor Coverage Condition has been satisfied as of the end of the most recent fiscal period, and in the event that it has not been satisfied as of the end of such fiscal period, and (ii) prior to consummating any transaction that may cause the Minimum Guarantor Coverage Condition to not be satisfied, evaluate the pro forma effects of such transaction, and if it determines in good faith that the Minimum Guarantor Coverage Condition shall not be satisfied, then in the case of either (i) or (ii), the Company shall cause one or more Restricted Subsidiaries to provide Subsidiary Guarantees such that, after giving pro forma effect thereto, the Minimum Guarantor Coverage Condition shall be satisfied for such fiscal period (for the avoidance of doubt, such calculations shall also give pro forma effect to any transactions or dispositions that would reduce the Consolidated Total Assets or Consolidated EBITDA of such Restricted Subsidiary). For the avoidance of doubt, nothing contained in this clause (2) shall be deemed to otherwise impose any restriction or limitation on the Company’s or any of its Restricted Subsidiaries’ ability to make investments in, or enter into transactions with, any of the Obligors or other Restricted Subsidiaries; it being understood and agreed that for purposes of any Minimum Guarantor Coverage Condition calculation, investments by Obligors in any non-Obligor Affiliates will be valued at U.S.$0.00.

(3)    The Company shall cause a Restricted Subsidiary required to provide a Subsidiary Guarantee, within 15 Business Days of such determination in clause (2) above, to execute a supplemental indenture in the form of Exhibit B to this Indenture, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Restricted Subsidiary and constitutes a valid and binding obligation of the Restricted Subsidiary, enforceable against the Restricted Subsidiary in accordance with its terms (subject to customary exceptions). All Subsidiary Guarantees shall be evidenced by the applicable Subsidiary Guarantor either being a party to this Indenture or such Subsidiary Guarantor executing a supplemental indenture.

SECTION 4.25    Payment of Taxes and Other Claims. The Company shall pay or discharge, and cause each of its Restricted Subsidiaries to pay or discharge before the same become delinquent (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or its income or profits or property, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary, other than any such tax, assessment, charge or claim (a) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established and are being maintained in accordance with GAAP or (b) where the failure to pay would not reasonably be expected to have a Material Adverse Effect.

SECTION 4.26    Maintenance of Properties and Insurance. (1) The Company shall cause all material properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order in all material respects as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries, taken as a whole, may be properly conducted at all times; provided that nothing in this Section 4.26 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole or any discontinuance or disposal would not reasonably be expected to have a Material Adverse Effect.

(2)    The Company shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Restricted Subsidiaries are then conducting business that the Company deems reasonably similar.

SECTION 4.27    Compliance with Laws. The Company shall, and shall cause any Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Article 5

Consolidation, Merger, Sale or Conveyance

SECTION 5.01    Limitation on Consolidation, Merger, Sale or Conveyance of the Company. (1) The Company shall not, in one or a series of related transactions, consolidate or amalgamate with or merge into any Person or convey, lease or transfer all or substantially all of its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) to any Person or permit any Person to merge with or into it unless:

(a)    either the Company is the continuing entity or the Person formed by such consolidation or into which the Company is merged or that acquired or leased such property or assets of the Company (the “Successor Company”) will be a company organized and validly existing under the laws of Brazil or any political subdivision thereof or the United States or any state thereof or the District of Columbia or any other member of the Organization for Economic Cooperation and Development and shall assume by a supplemental indenture (in the form satisfactory to the Trustee) all of the Company’s obligations under the Securities and this Indenture;

(b)    immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; and

(c)    the Company or the Successor Company, as applicable, has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent required under this Indenture relating to such transaction and the supplemental indenture, if applicable, have been satisfied;

provided, however, that clause (1)(b) does not apply (i) to the consolidation or merger of the Company with or into a Wholly Owned Restricted Subsidiary or the consolidation or merger of a Wholly Owned Restricted Subsidiary with or into the Company or another Wholly Owned Restricted Subsidiary; or (ii) if, in the good faith determination of the Board of Directors of the Company, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Company.

(2)    Upon the consummation of any transaction effected in accordance with this Section 5.01, if the Company is not the continuing Person, the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such Successor Company had been named as the Company in this Indenture. Upon such substitution, the Company will be released from its obligations under this Indenture and the Securities.

SECTION 5.02    Limitation on Consolidation, Merger, Sale or Conveyance by a Subsidiary Guarantor. (1) No Subsidiary Guarantor shall, in one or a series of related transactions, consolidate or amalgamate with or merge into any Person or convey, lease or transfer all or substantially all of its assets to any Person or permit any Person to merge with or into it unless:

(a)    the other Person is the Company or any Restricted Subsidiary that is a Subsidiary Guarantor or becomes a Subsidiary Guarantor concurrently with the transaction; or

(b)    (i) either the Subsidiary Guarantor is the continuing entity or the Person formed by such consolidation or into which the Subsidiary Guarantor is merged or that acquired or leased such property or assets of the Subsidiary Guarantor expressly assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under its Subsidiary Guarantee; and

(ii)    immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; or

(c)    the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than to the Company or a Restricted Subsidiary) otherwise permitted by this Indenture.

Article 6

Defaults and Remedies

SECTION 6.01    Events of Default. An Event of Default occurs if:

(1)    the Company defaults in the payment of the principal, premium, if any, or any related Additional Amounts, if any, on any Security when the same becomes due and payable at maturity, upon acceleration or otherwise;

(2)    the Company defaults in the payment of interest (irrespective of whether payment is made in the form of PIK Interest) or related Additional Amounts, if any, on any Security when the same becomes due and payable, and the default continues for a period of 30 calendar days;

(3)    the Company fails to perform, observe or comply with any covenant or agreement contained in any Transaction Document and such failure (other than any failure to make any payment contemplated in clause (1) or (2) of this Section 6.01) continues for a period of 60 calendar days after written notice to the Company by the Trustee acting at the written direction of Holders of 25% or more in aggregate principal amount of the Securities, or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities;

(4)    (a) the acceleration of any Indebtedness of the Company or any Material Subsidiary (other than Indebtedness owed to Banco Nacional de Desenvolvimento Econômico e Social—BNDES) by reason of default, or (b) the Company or any Material Subsidiary fails to pay any amount in respect of principal, premium, if any, interest or other amounts due in respect of any existing Indebtedness on the date required for such payment (and such defaulted payment is not made, waived or extended within the applicable grace period); provided, however, that the aggregate outstanding principal amount of all such Indebtedness equals or exceeds U.S.$100.0 million (or its equivalent in another currency); and provided further that if any current or future Indebtedness of the Company or any Material Subsidiary (other than any Indebtedness owed to Banco Nacional de Desenvolvimento Econômico e Social—BNDES) provides for a default or event of default upon the acceleration of any Indebtedness owed to Banco Nacional de Desenvolvimento Econômico e Social—BNDES, the parenthetical included within clause (4)(a) above, excluding Indebtedness owed to Banco Nacional de Desenvolvimento Econômico e Social—BNDES from the provisions of clause (4)(a), shall be of no further force or effect;

(5)    one or more final and non-appealable judgments or orders for payment of money are entered against the Company or any Material Subsidiary involving an aggregate liability (not yet paid or reimbursed by insurance) of U.S.$100.0 million (or its equivalent in another currency) or more, and all such judgments or order shall not have been vacated, discharged or stayed within 180 calendar days after the applicable judgment or order is entered;

(6)    the Company or any Material Subsidiary commences a voluntary case or other proceeding seeking liquidation, judicial or extrajudicial reorganization or other relief with respect to itself or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seek the appointment of a trustee, receiver, judicial administrator (administrador judicial), liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment or conveyance for the benefit of creditors;

(7)    a court of competent jurisdiction enters an order or decree against the Company or any Material Subsidiary for (a) liquidation, reorganization or other relief with respect to it or its Indebtedness under any bankruptcy, insolvency or other similar law now or hereafter in effect or (b) the appointment of a trustee, receiver, judicial administrator (administrador judicial), liquidator, custodian or other similar official of it or any substantial part of its property; provided that such order or decree shall remain undismissed and unstayed for a period of 90 calendar days;

(8)    any event occurs that under the laws of Brazil or any political subdivision thereof has substantially the same effect as any of the events referred to in any of paragraphs (6) or (7);

(9)    the Company denies or disaffirms its obligations under the Securities or this Indenture;

(10)    all or substantially all of the assets of the Company or any Material Subsidiary are condemned, seized or otherwise appropriated, or custody of such assets are assumed by any Governmental Authority or any other Person purporting to act under the authority of the government of any jurisdiction, or the Company or any Material Subsidiary is prevented from exercising normal control over all or substantially all of their assets for a period of 60 consecutive days or longer;

(11)    any Subsidiary Guarantee from a Material Subsidiary ceases to be in full force and effect, other than in accordance with the terms of this Indenture, or a Subsidiary Guarantor that is a Material Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02    Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(6), (7) or (8)) occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may, or the Trustee acting at the written request of Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company, shall, declare the principal amount, premium, if any, accrued and unpaid interest and Additional Amounts, if any, on all of the Securities to be due and payable immediately. If an Event of Default specified in Section 6.01(6), (7) or (8) occurs and is continuing, the principal amount, premium, if any, accrued and unpaid interest and Additional Amounts, if any, on all the Securities shall be immediately due and payable without notice or any other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the Securities then outstanding by written notice to the Company and to the Trustee may rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of principal, premium, if any, interest and Additional Amounts on the Securities that have become due solely by the declaration of acceleration, have been cured or waived, and (2) the rescission or annulment would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04    Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding (including any PIK Securities) by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of principal, premium, if any, interest and Additional Amounts, if any, on any Security or (b) a Default in respect of a provision of this Indenture that under Section 6.02, 6.07 or 9.02 cannot be amended without the consent of the Holder of each outstanding Security affected thereby. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05    Control by Majority. The Holders of at least a majority of the aggregate principal amount of the outstanding Securities (including any PIK Securities) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction if the Trustee shall determine that the action so directed conflicts with law or this Indenture or that the Trustee determines in good faith may involve the Trustee in personal liability, for which the Trustee reasonably believes it will not be adequately secured or indemnified against the costs, expenses or liabilities, which might be incurred, or that may be unduly prejudicial to the rights of Holders not taking part in such direction, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, liability or expense.

SECTION 6.06    Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities directly against the Company or any Subsidiary Guarantor (without the Trustee), or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

(2)    the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee thereunder;

(3)    such Holder or Holders have offered to the Trustee adequate security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)    the Trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

(5)    no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities (including any PIK Securities), it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner therein provided and for the equal and ratable benefit of all such Holders.

SECTION 6.07    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of principal, premium, if any, interest and Additional Amounts, if any, on such Security and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

SECTION 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10    Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:    to the Trustee and any Agent and their respective agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and any Agent and the costs and expenses of collection;

SECOND:    to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:    to the Company or, to the extent the Trustee collects any amount pursuant to Article 11 from any Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10 and shall promptly notify the Company thereof. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12    Waiver of Stay, Extension or Usury Laws. Each of the Obligors (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or prohibit or forgive any of the Obligors from paying all or any portion of the principal, premium, if any, interest, and Additional Amounts, if any, on the Securities as contemplated herein; and each of the Obligors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Subsidiary Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

Article 7

Trustee

SECTION 7.01    Duties of Trustee. (1) The duties and responsibilities of the Trustee are as provided by the TIA and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article 7. Except during the continuance of an Event of Default:

(a)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. Notwithstanding the foregoing, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not, and is under no obligation to, confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)    Following the occurrence and continuance of an Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(3)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a)    this Section 7.01(3) does not limit the effect of Section 7.01(1);

(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c)    the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or otherwise in accordance with this Indenture.

(4)    Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(1), (2) and (3).

(5)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(6)    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(7)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it and, for the avoidance of doubt, no provision of this Indenture shall require the Trustee to comply with or follow any request or direction of any Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, liability or expense.

(8)    Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

SECTION 7.02    Rights of Trustee. (1) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document but may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(2)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(3)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(4)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(5)    The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance thereon.

(6)    In no event shall the Trustee be responsible or liable for special, indirect punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(7)    The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder, including but not limited to, the Principal Paying Agent.

(8)    The Trustee may request that the Company or any Subsidiary Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(9)    The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(10)    The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including but not limited to acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; any provisions of any present or future law or regulation or governmental authority; it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances.

SECTION 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11 and is subject to TIA Sections 310(b) and 311.

SECTION 7.04    Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall deliver to each Securityholder notice of the Default within ten days after it occurs, unless the Default has been cured; provided, however, that except in the case of a Default or Event of Default in payment of principal, premium, if any, interest and Additional Amounts, if any, on any Security, the Trustee may withhold the notice if and so long as the Trustee determines in good faith that withholding the notice is in the interests of Securityholders. The Trustee shall not be charged with knowledge of any Default or Event of Default other than a Default under Section 6.01(1) or 6.01(2) hereof or knowledge of any cure of any Default or Event of Default unless either (i) a Trust Officer in the Corporate Trust Office of the has actual knowledge of such Default or Event of Default or (ii) a Trust Officer in the Corporate Trust Office of the Trustee shall have received written notice thereof from the Company or a Securityholder, expressly referencing this Indenture and the Securities. The Trustee shall not be deemed to have any knowledge of an Event of Default specified in Section 6.01(8) or (10) unless it is notified, in writing, by Holders of at least 25% in aggregate principal amount of the then outstanding Securities.

SECTION 7.06    Reports by Trustee to Holders. Within 60 days after each [__________], beginning with [__________], the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Obligors and filed with each securities exchange, if any, on which the Securities are listed.

The Obligors shall notify the Trustee in writing if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with Trust Indenture Act § 313(d).

SECTION 7.07    Compensation and Indemnity. The Company shall pay to the Trustee and each of the Agents from time to time such compensation for its services hereunder as such may from time to time agree in writing and shall reimburse, promptly upon request, the Trustee and each Agent for all out-of-pocket expenses, disbursements and advances incurred by it hereunder (including the fees and expenses of its agents and counsel). The Company and the Subsidiary Guarantors shall jointly and severally indemnify the Trustee or any predecessor Trustee, (which for purposes of this Section 7.07 shall be deemed to include its directors, officers, agents and employees) each Agent and their respective affiliates against any and all loss, liability or expense (including any and all tax liability, which, for the avoidance of doubt, shall include both Brazilian taxes and associated penalties, costs, claims, actions, damages, expenses or demands (other than tax liabilities based upon, measured by or determined by the income of the Trustee) and attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and/or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.07, except to the extent that such loss, damage, claim, liability or expense is due to its own willful misconduct or negligence. The Trustee or Agents, as applicable, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee, or any Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee, the Paying Agents or the Registrar may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such indemnified party’s defense and, in such indemnified party’s reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

To secure the Company’s obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal, premium, if any, interest and Additional Amounts, if any, on particular Securities.

The Company agrees to pay by wire transfer the fees and expenses of the Trustee, the Agents and their respective counsel in connection with the negotiation, execution and delivery of this Indenture within three Business Days of receipt of invoices for such fees and expenses.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture, final payment on the Securities and resignation or removal of the Trustee. When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Section 6.01(6), (7) or (8), the expenses and the compensation for services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Company acknowledges that no Paying Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Company represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture. The Company agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by any Paying Agent.

SECTION 7.08    Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities (including any PIK Securities) may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee with the approval of the Company. If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in TIA Section 310(b), any Holder that satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. The Company shall remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.10;

(2)    the Trustee is adjudged bankrupt or insolvent;

(3)    a receiver or other public officer takes charge of the Trustee or its property; or

(4)    the Trustee otherwise becomes incapable of acting.

In addition, the Company may remove the Trustee at any time for any reason as long as no Default or Event of Default has occurred and is continuing.

If the Trustee resigns or is removed by the Holders, and Holders of a majority in principal amount of the Securities then outstanding (including any PIK Securities) do not reasonably promptly thereafter appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any other reason, including if the Company removes the Trustee, (the Trustee in such event being referred to herein as the “retiring Trustee”), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07 and provided that all sums owing to the retiring Trustee have been paid.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of 10% in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of another successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions in the Securities or in this Indenture relating to the Trustee.

SECTION 7.10    Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA §  310(b)(1) are met.

SECTION 7.11    Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 7.12    Appointment of Co-Trustee.

(a)    Notwithstanding any other provisions of this Indenture, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Securityholders, subject to the other provisions of this Section 7.12, such powers, duties, obligations and rights as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 and no notice to Holders of the appointment of any co-trustee or separate trustee shall be required under Section 7.08 hereof. The Trustee may act through its co-trustee(s) and shall not be responsible for the misconduct or negligence of any co-trustee appointed with due care.

(b)    Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)    all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)    no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)    the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)    Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 7. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)    Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01    Company’s Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at its option by a Board Resolution, at any time, elect to have either Section 8.02 or Section 8.03 applied to the Securities upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02    Legal Defeasance. Upon the Company’s exercise of the option provided in Section 8.01 to have this Section 8.02 applied to all the Securities (subject to compliance with the other conditions set forth in this Article 8), the Company and the Subsidiary Guarantors shall be deemed to have been discharged from its obligations with respect to the Securities outstanding on the date the conditions in Section 8.07 are satisfied (a “Legal Defeasance”). For the avoidance of doubt, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Securities, each Subsidiary Guarantor’s obligations under its Subsidiary Guarantee will terminate and the Company shall be deemed to have satisfied all its other obligations under the Securities and this Indenture, except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of such Holders to receive, solely from the trust fund described in Section 8.07 and as more fully set forth in such Section, payments in respect of principal of, interest and Additional Amounts, if any, on the Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Section 2.03, 2.04, 2.06, 2.07, 4.01, 4.04, 4.08, 4.10, 4.11, 4.12, 4.14, and 8.04, (c) the rights, powers, trusts, duties, protections, indemnities and immunities of the Trustee hereunder and (d) this Article 8 and the Company’s obligations to the Trustee under Section 7.07. Prior to the date the conditions in Section 8.07 are satisfied, none of the Company’s or the Subsidiary Guarantors’ obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s and the Subsidiary Guarantors’ obligations under the Securities, the Subsidiary Guarantees and the Indenture except for the surviving obligations specified above.

SECTION 8.03    Covenant Defeasance. Upon the Company’s exercise of the option provided in Section 8.01 to have this Section 8.03 applied to the Securities, the Company and the Subsidiary Guarantors shall be released from its obligations under Article 4 other than Sections 4.01, 4.04, 4.08, 4.10, 4.11, 4.12 and 4.14, each Subsidiary Guarantor’s obligations under its Subsidiary Guarantee shall terminate and the occurrence of an event with respect to such Securities specified in Section 6.01 (except with respect to Section 6.01(1), (2), (6), (7), (8), (9) and (10)) shall no longer constitute an Event of Default on and after the date the conditions set forth in Section 8.07 are satisfied (a “Covenant Defeasance”). For the avoidance of doubt, such Covenant Defeasance means that, with respect to the Securities, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause referenced in the first sentence of this Section 8.03, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture shall be unaffected thereby. Prior to the date the conditions in Section 8.07 are satisfied, none of the Company’s or the Subsidiary Guarantors’ obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s and the Subsidiary Guarantors’ obligations under the Securities and the Indenture except for the surviving obligations specified above.

SECTION 8.04    Application of Trust Money. Subject to Section 8.05, the Trustee shall hold in trust U.S. dollars or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the U.S. dollars from U.S. Government Obligations through the Paying Agents and in accordance with this Indenture to the payment of principal, premium, if any, interest and Additional Amounts, if any, on the Securities.

SECTION 8.05    Repayment to Company. Subject to Section 7.07, 8.02, 8.03 and 8.07, the Trustee and the Paying Agents shall promptly turn over to the Company upon request any excess money or Securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agents shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, interest and Additional Amounts, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look only to the Company and not to the Trustee or any of the Paying Agents for payment as general creditors.

SECTION 8.06    Reinstatement. If the Trustee or any of the Paying Agents are unable to apply any U.S. dollars or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such U.S. dollars or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal, premium, if any, interest and Additional Amounts, if any, on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. dollars or U.S. Government Obligations held by the Trustee or such Paying Agent.

SECTION 8.07    Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 8.02 or Section 8.03 to the then outstanding Securities:

(a)    the Company shall irrevocably have deposited or caused to be deposited with the Trustee in trust for benefit of the Holders, U.S. dollars in immediately available funds, U.S. Government Obligations or a combination thereof, in an amount sufficient, in the opinion of an internationally recognized firm of independent public accountants or an internationally recognized investment bank expressed in a written certificate thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal, premium, if any, each installment of interest and Additional Amounts, if any, on the Securities on the Maturity Date in accordance with the terms of this Indenture and the Securities;

(b)    in the case of an election under Section 8.02, the Company shall have delivered to the Trustee:

(i)    an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the Issue Date there has been a change in the applicable United States federal income tax law or the interpretation thereof, in either case to the effect that, and based thereon, such opinion shall confirm that, the Holders of the Securities will not recognize gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred;

(ii)    an Opinion of Counsel to the effect that (1) the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended, (2) the Holders have a valid first priority security interest in the trust funds (subject to customary exceptions), and (3) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

(c)    in the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect:

(i)    that the Holders of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

(ii)    of the immediately preceding clause (b)(ii).

(d)    no Default or Event of Default shall have occurred and be continuing on the date of such deposit and in the case of an election under Section 8.02 or Section 8.03, at any time during the period ending on the 123rd calendar day after the date of such deposit (it being understood that this condition as it applies to an election under Section 8.02 or Section 8.03 shall not be deemed satisfied until the expiration of such period);

(e)    such Legal Defeasance or Covenant Defeasance shall not (i) cause the Trustee to have a conflicting interest for the purposes of the TIA with respect to any securities of the Company or (ii) result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound (other than an Event of Default under this Indenture arising from the granting of Liens to secure any Indebtedness Incurred in connection therewith); and

(f)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent required relating to either the Legal Defeasance under Section 8.02 or the Covenant Defeasance under Section 8.03, as the case may be, have been satisfied.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 8.07 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 8.08    Satisfaction and Discharge. (a) Subject to Section 8.08(b), this Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Securities and the immunities and indemnities of the Trustee and the obligations of the Company and the Subsidiary Guarantors with respect thereto, as expressly provided for herein) as to all outstanding Securities, and the Trustee, on written demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when:

(i)    either:

(A)    all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)    (1) all Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient without reinvestment to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, interest and Additional Amounts, if any, on the Securities to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment of the Securities; (2) no Default has occurred and is continuing on the date of the deposit; and (3) the deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(ii)    the Company has paid all other sums payable under this Indenture and the Securities by the Company; and

(iii)    the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(b)    After satisfying the conditions in the immediately preceding clause (a)(i)(A), only the Company’s obligations under Section 7.07 will survive. After satisfying the conditions in the immediately preceding clause (a)(i)(B) only the Company’s obligations in Article 2 and Section 4.01, 4.11, 4.14, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Securities and the Indenture other than the surviving obligations.

Article 9

Amendments

SECTION 9.01    Without Consent of Holders. Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or any supplemental indenture or the Securities without prior notice to or consent of any Securityholder:

(1)    to cure any latent ambiguity, defect or internal inconsistency or to correct a manifest error; provided that such action shall not adversely affect the interests of the Holders of Securities in any material respect;

(2)    to provide for the assumption of the Company’s or any Subsidiary Guarantors’ obligations under the Securities and this Indenture in order to comply with Article 5;

(3)    to provide for uncertificated Securities in addition to or in place of Securities in certificated form; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code;

(4)    to add Guarantees with respect to the Securities or to provide security for the Securities or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by the Indenture;

(5)    to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

(6)    to make any change that does not materially and adversely affect the interests of any Securityholder;

(7)    to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

(8)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities.

After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02    With Consent of Holders. Except as otherwise provided in Section 6.02, Section 6.04 or Section 6.07, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or any supplemental indenture, the Securities or the rights of the Holders (or waive any Default) without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate in principal amount of the outstanding Securities (including any PIK Securities); provided, however, that without the consent of each Holder of any outstanding Security affected thereby, no amendment or waiver may:

(1)    change the Stated Maturity of any payment of principal of or any installment of interest (including any Additional Amounts) on any Security;

(2)    reduce the principal amount of the Securities or the rate of interest of the Securities (including any Additional Amounts), or change the method of computing the amount of principal or interest payable on any date;

(3)    after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder;

(4)    change any place of payment where the principal, premium, if any, interest or Additional Amounts, if any, on the Securities is payable;

(5)    change the coin or currency in which the principal, premium, if any, interest or Additional Amounts, if any, on the Securities is payable;

(6)    impair the right of any Holder of Securities to receive any principal payment, premium, if any, or interest payment (together with Additional Amounts, if any) on such Holder’s Securities, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment;

(7)    reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any modification or amendment of this Indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences provided for in this Indenture;

(8)    modify or change any provision of the Indenture affecting the ranking of the Securities or any Subsidiary Guarantee in a manner adverse to the Holders of the Securities;

(9)    make any change in any Subsidiary Guarantee that would materially adversely affect the Holders of the Securities;

(10)    (a) modify or change any provision of this Indenture that affords pro rata treatment to the Securities or any Subsidiary Guarantees or the Holders in respect of any payment, purchase, tender or exchange of the Securities, or any offer by the Company to do any of the foregoing, including, without limitation, as set forth in Article 3 or otherwise modify the pro rata treatment of the Securities and the Subsidiary Guarantees or (b) subordinate, re-tranche or alter the ranking of any Securities or Subsidiary Guarantees or otherwise modify any provisions of this Indenture that provide for the Securities to be treated as a single class of securities; or

(11)    modify, change, amend or waive any provision in this Section 9.02.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

An amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities. After an amendment under this Section 9.02 becomes effective, the Company shall deliver to Securityholders a notice briefly describing such amendment, supplement or waiver. The Company shall send amendments and supplemental indentures to Holders upon written request. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment, supplemental indenture or waiver under this Section 9.02.

Notwithstanding anything herein to the contrary, no amendment, supplement or waiver to this Indenture, the Securities or the Subsidiary Guarantees shall modify or waive the rights of the Trustee or any Agent without the consent of the Trustee or such Agent.

SECTION 9.03    Compliance with TIA. Every amendment and supplemental indenture to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04    Revocation and Effect of Consents and Waivers. (1) A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

(2)    The Company may, but shall not be obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Section 316(c) of TIA) for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(1), those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05    Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of that Security to deliver it to the Trustee. The Trustee may place an appropriate notation on that Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for that Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06    Trustee to Sign Amendments. Upon request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent the requisite Holders, and upon receipt by the Trustee of the documents described in Section 12.03 hereof (to the extent requested), the Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel each stating that such amendment is authorized or permitted by this Indenture.

Article 10

Substitution of the Company

SECTION 10.01    Substitution of the Company. Notwithstanding any other provision contained in this Indenture, the Company may, without the consent of the Holders, be replaced and substituted by any Wholly Owned Subsidiary of the Company as principal debtor (in such capacity, the “Substituted Debtor”) in respect of the Securities; provided that:

(1)    such documents shall be executed by the Substituted Debtor, the Company and the Trustee as may be necessary to give full effect to the substitution, including (x) a supplemental indenture whereby the Substituted Debtor assumes all of the Company’s obligations under this Indenture and the Securities (together, the “Company Substitution Documents”), and (without limiting the generality of the foregoing) pursuant to which the Substituted Debtor shall undertake in favor of each Holder, the Trustee and the Agents to be bound by the terms and conditions of the Securities and the provisions of this Indenture as fully as if the Substituted Debtor had been named in the Securities and this Indenture as the principal debtor in respect of the Securities in place of the Company (or any previous substitute) and the covenants of the Company, and pursuant to which the Company shall unconditionally and irrevocably guarantee (the “Company Guarantee”) the payment of all sums payable under the Indenture and the Securities by the Substituted Debtor as such principal debtor and the covenants and Events of Default will continue to apply to the Company in respect of the Securities as if no such substitution had occurred, and (y) each Subsidiary Guarantor has confirmed by supplemental indenture that its Subsidiary Guarantee shall apply for the Guaranteed Obligations of the Substituted Debtor in respect of this Indenture and the Securities;

(2)    if the Substituted Debtor is organized in a jurisdiction other than Brazil, the Company Substitution Documents shall contain a provision (1) to ensure that each Holder has the benefit of a covenant in terms corresponding to the obligations of the Company in respect of the payment of Additional Amounts (but replacing references to Brazil with references to such other jurisdiction); and (2) to indemnify and hold harmless each Holder and beneficial owner of the Securities against all Local Taxes which arise by reason of a law or regulation in effect or contemplated on the effective date of the substitution, which may be incurred or levied against such Holder or beneficial owner of the Securities as a result of the substitution and which would not have been so incurred or levied had the substitution not been made, in each case, subject to similar exceptions set forth under clauses (a) through (g) under Section 4.14, mutatis mutandis;

(3)    the Company Substitution Documents shall contain a provision that the Substituted Debtor and the Company shall indemnify and hold harmless each Holder and beneficial owner of the Securities against all taxes or duties which are imposed on such Holder or beneficial owner of the Securities by any political subdivision or taxing authority of any country in which such Holder or beneficial owner of the Securities resides or is subject to any such tax or duty and which would not have been so imposed had the substitution not been made, taking into account the present value of any present or future tax savings or tax benefit reasonably expected to be realized by such Holder or such beneficial owner of the Securities and subject to similar exceptions set forth under clauses (b) (except for transfer taxes), (c), (d) and (f) under Section 4.14, mutatis mutandis; provided, that any Holder or beneficial owner of such note making a claim with respect to such tax indemnity shall provide the Company with notice of such claim, along with supporting documentation (which may consist of a certificate signed by a representative of such Holder or beneficial owner describing in adequate detail the circumstances giving rise to such additional taxes or duties); it being understood, for the avoidance of doubt, that such certificate shall describe the amount of taxes expected to be paid with respect to the substitution) within 30 days of the announcement of the substitution of the Company as issuer;

(4)    the Company shall deliver, or cause the delivery, to the Trustee of opinions from one or more internationally recognized counsel in the jurisdiction of organization of the Substituted Debtor, Brazil and New York to the effect that: (A) the Substituted Debtor is duly organized, validly existing and (if applicable) in good standing under the laws of its jurisdiction of organization, (B) the Substituted Debtor has power and authority to enter into the Company Substitution Documents; (C) the Company Substitution Documents have been duly authorized, executed and delivered by the parties thereto and the Company Substitution Documents, Indenture and Securities are valid and binding obligations of the Company and the Substituted Debtor, enforceable in accordance with their terms; (D) the execution of the Company Substitution Documents and performance of the Substituted Debtor under the Company Substitution Documents, this Indenture and the Securities, in each case, will not contravene (i) any provision under the statutory laws of the jurisdiction of organization of the Substituted Debtor, Brazil, New York, any federal law of the United States that is, in the experience of such counsel, normally applicable to corporations in relation to the transactions contemplated thereby, (ii) the Organizational Documents of the Substituted Debtor or the Company or (iii) any material agreement binding on the Substituted Debtor or the Company; and (E) no consent, approval or authorization, or order of, or qualification with any Governmental Authority under the laws of the jurisdiction of organization of the Substituted Debtor, Brazil, New York, any federal law of the United States that is, in the experience of such counsel, normally applicable to corporations in relation to the transactions contemplated thereby (other than any federal or state securities laws) is required by the execution and delivery of the Company Substitution Documents and the performance by the Substituted Debtor under the Company Substitution Documents, the Indenture and the Securities (in each case of the foregoing clauses (A) through (E), subject to such customary assumptions and exceptions in opinions of counsel related to transactions of this nature), such opinion to be dated the date the Company Substitution Documents are executed and to be available for inspection by Holders at the specified officers of the Trustee,, as well as an Officer’s Certificate as to compliance with the provisions described under this section;

(5)    the Substituted Debtor shall have appointed a process agent in the Borough of Manhattan, The City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with the Securities or the Company Substitution Documents;

(6)    no Event of Default shall have occurred and be continuing;

(7)    a credit rating by a Rating Agency shall continue to be assigned to the Securities when the Substituted Debtor replaces and substitutes the Company in respect of the Securities and there is no downgrade in the rating of the Securities by any Rating Agency;

(8)    the substitution shall comply with all applicable requirements under the laws of the jurisdiction of organization of the Substituted Debtor, New York and Brazil; and

(9)    the substitution will be concurrently consummated with respect to the other instruments issued under the Reorganization Plan.

SECTION 10.02    Deemed Substitution. Upon the execution of the Company Substitution Documents as referred to in Section 10.01(1), the Substituted Debtor shall be deemed to be named in the Securities as the principal debtor in place of the Company (or of any previous substitute under these provisions) and the Securities shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth in this Article 10, the execution of the Company Substitution Documents shall operate to release the Company (or such previous substitute as aforesaid) from all of its obligations, other than its Company Guarantee, in respect of the Securities and its obligation to indemnify the Trustee under this Indenture.

SECTION 10.03    Production of Company Substitution Documents. The Company Substitution Documents shall be deposited with and held by the Trustee for so long as any Security remains outstanding and for so long as any claim made prior to the Stated Maturity against the Substituted Debtor or the Company by any Holder in relation to the Securities or the Company Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substituted Debtor and the Company shall acknowledge in the Company Substitution Documents the right of every Holder to the production of the Company Substitution Documents for the enforcement of any of the Securities or the Company Substitution Documents.

SECTION 10.04    Covenants to Remain in Effect. All of the covenants set forth in this Indenture shall continue to apply following the substitution of the Company.

SECTION 10.05    Notice of Substitution. Not later than 10 Business Days after the execution of the Company Substitution Documents, the Substituted Debtor shall give notice thereof to the Holders in accordance with this Article 10.

Article 11

Subsidiary Guarantees

SECTION 11.01    Subsidiary Guarantees. i) Subject to the limitations set out in Section 11.02, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with the Company and each other Subsidiary Guarantor, to each Holder and the Trustee the full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of the principal, premium, if any, interest and Additional Amounts, if any, and all other amounts payable under the obligations of the Company under this Indenture and the Securities (such guaranteed obligations, the “Guaranteed Obligations”). Upon failure by the Company to pay punctually any such amount, each Subsidiary Guarantor shall forthwith pay, on demand, the amount not so paid at the place and in the manner specified in the Indenture. Each Subsidiary Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all expenses (including counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under any Subsidiary Guarantee.

(2)    The obligations of each Subsidiary Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a)    any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Security, by operation of law or otherwise;

(b)    any modification, waiver, recession, amendment of or supplement to the Indenture, any Security or any other related agreement;

(c)    any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Security;

(d)    the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e)    any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Securities, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other amount payable by the Company under the Indenture;

(f)    the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company, any Subsidiary Guarantor, or any other Person under this Indenture, the Securities or any other agreement or otherwise;

(g)    any change in the ownership of the Company; or

(h)    any other act or omission to act or delay of any kind by the Company, any Subsidiary Guarantor, the Trustee, any Holder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.

(3)    Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under this Indenture, the Securities or the Subsidiary Guarantees. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(4)    Each Subsidiary Guarantor’s obligations hereunder will remain in full force and effect until the principal (including any PIK Securities), premium, if any, interest and Additional Amounts, if any, on the Securities and all other amounts payable by the Company under the Indenture have been paid in full. If at any time any payment of the principal, premium, if any, interest and Additional Amounts, if any, on any Securities or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time. Each Subsidiary Guarantor further agrees to the election by the Company to make any PIK Payment and such Subsidiary Guarantor’s Subsidiary Guarantee shall automatically without any further approval cover any increase in the obligations under the Subsidiary Guarantee relating to such PIK Payment and any related additional payment in respect of principal, premium, if any, interest and Additional Amounts, if any. The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

(5)    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against each Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration or otherwise, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

(a)    the unpaid amount (including premium, if any) of such Guaranteed Obligations (including any Additional Amounts) then due and owing; and

(b)    accrued and unpaid interest (including any Additional Amounts) on such Guaranteed Obligations then due and owing (but only to the extent not prohibited by law).

(6)    Any Subsidiary Guarantor which is or becomes an entity incorporated or organized under the laws of Brazil hereby irrevocably and unconditionally waives all rights and benefits set forth in the following provisions of Brazilian law: Articles 364, 366, 821, 827, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Article 794 of the Brazilian Civil Procedure Code.(7) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand:

(a)    the maturity of the Guaranteed Obligations may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein;

(b)    in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of its Subsidiary Guarantee; and

(c)    if acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

(7)    Each Subsidiary Guarantor hereby agrees that for all purposes under Brazilian law, the Subsidiary Guarantees will be deemed to be, and treated as, a primary obligation of such Subsidiary Guarantor and a direct claim against such Subsidiary Guarantor, regardless of whether or not the Company has defaulted or otherwise not complied with its payment obligations under the Indenture and that each Subsidiary Guarantee shall be deemed to be joint and several (solidariamente) for the purposes of articles 265 and 275 et seq of the Brazilian Civil Code. Each Subsidiary Guarantor hereby recognizes and agrees that its Subsidiary Guarantee is the independent primarily liability of such Subsidiary Guarantor, and that such Subsidiary Guarantee shall be included in any list of liabilities of the Subsidiary Guarantors in any insolvency, bankruptcy, liquidation or other similar proceeding under any Bankruptcy Law, regardless of whether the corresponding liability has been, or will be, included on any list of liabilities of the Company, including for voting purposes and distributions.

SECTION 11.02    Limitation on Liability, Termination, Release and Discharge. (1) The obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount permitted such that the obligations will not, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the Guaranteed Obligations constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law with respect to such Subsidiary Guarantor.

(2)    Each Subsidiary Guarantor shall be released and relieved of its obligations under its respective Subsidiary Guarantee in the event that:

(a)    there is a sale or other disposition of the Subsidiary Guarantor permitted by this Indenture (whether by way of merger, consolidation or the sale of its Capital Stock), following which such Subsidiary Guarantor is no longer a direct or indirect Subsidiary (other than a Receivables Subsidiary) of the Company;

(b)    there is a Legal Defeasance or Covenant Defeasance of the Securities as described under Section 8.01; or

(c)    upon satisfaction and discharge of this Indenture.

Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

SECTION 11.03    Right of Contribution. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount, based on the net assets of each Subsidiary Guarantor determined in accordance with GAAP. The provisions of this Section 11.03 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee.

SECTION 11.04    No Subrogation. Upon making any payment with respect to any obligation of the Company under this Article 11, the Subsidiary Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Subsidiary Guarantor may not enforce either any right of subrogation or any right to receive payment in the nature of contribution, or otherwise, from any other Subsidiary Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Securities remains unpaid. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when any obligations under this Indenture and the Securities shall not have been paid in full in cash and/or U.S. Government Obligations, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly endorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the obligations under this Indenture and the Securities.

SECTION 11.05    Execution and Delivery of Subsidiary Guarantee. The execution by each Subsidiary Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B to this Indenture) evidences the Subsidiary Guarantee of such Subsidiary Guarantor, whether or not the person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Security. Each Subsidiary Guarantor agrees that the delivery of any Security (including a PIK Security) or the increase of any principal amount under any Global Security in respect of PIK Interest pursuant to this Indenture constitutes due delivery of the Subsidiary Guarantee with respect thereto set forth in the Indenture on behalf of each Subsidiary Guarantor.

Article 12

Miscellaneous

SECTION 12.01    Notices. (1) Any notice, instrument, request, document or communication to the Company, the Subsidiary Guarantors, the Trustee or any Agent shall be in writing and in the English language or a certified translation, and delivered in person, sent by facsimile, email or mailed by overnight carrier or first-class mail addressed as follows:

if to the Company and the Guarantors:

Oi S.A.

Rua Humberto de Campos No. 425, 8th floor, Leblon

22430-190 Rio de Janeiro, RJ

Federative Republic of Brazil

Attention: General Counsel

if to the Trustee:

The Bank of New York Mellon

101 Barclay St 7E

New York, NY 10286

United States

Attention: International Corporate Trust – Chris Olsen

Telephone: +1 (212) 815 8387

Email: christopher.olsen1@bnymellon.com

The Company, the Trustee or any Agent by notice to the other may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight carrier; provided, that any notice of communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(2)    (a) Any notice or communication to be given to a Holder of a Certificated Security shall be mailed to such Holder at the Holder’s address as it appears on the Security Register. Any notice or communication to be given to a Holder of a Global Security shall be given to the Depositary in accordance with its applicable procedures. A notice shall be deemed to have been given to a Holder upon such delivery as described in this paragraph not later than the latest date, and not earlier than the earliest date, prescribed in this Indenture for the giving of such notice. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it.

(b)    Failure to mail a notice or communication to a Securityholder or any defect in a notice or communication to a Securityholder shall not affect the sufficiency of such notice or communication with respect to other Securityholders.

(c)    The Trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the Trustee shall not be liable for any loss, liability or expense of any kind incurred by the Company or the Holders due to the Trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the negligence or willful misconduct of the Trustee, it being understood that the failure of the Trustee to verify or confirm that the person providing the instructions or directions, is, in fact, an authorized person does not constitute negligence or willful misconduct.

(d)    Any notice or communication delivered to the Company under the provisions herein shall constitute notice to the Subsidiary Guarantors.

SECTION 12.02    Communication by Holders with Other Holders. (1) Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Agents and anyone else shall have the protection of TIA § 312(c).

(2)     Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

(3)     Any act by the Holder of any Security binds that Holder and every subsequent Holder of a Security that evidences the same debt as the Security of the acting Holder, even if no notation thereof appears on the Security. Subject to Section 9.04(2), a Holder may revoke an act as to its Securities, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

SECTION 12.03    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to taking the proposed action or to refraining from taking the proposed action have been complied with; and

(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.04    Statements Required in Certificate or Opinion. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)    a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided that an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials with respect to matters of fact.

SECTION 12.05    When Securities Disregarded. In determining whether Holders holding any requisite principal amount of Securities have given any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Securities owned by the Company or any of its Subsidiaries or Affiliates shall be disregarded and deemed not to be outstanding for purposes thereof, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, waiver, consent or other action, only Securities which the Trustee actually knows are so owned shall be so disregarded; provided that, notwithstanding any other provision herein to the contrary, any person or entity having beneficial ownership of twenty-five percent (25%) or less of the Voting Securities of the Company shall not be deemed an Affiliate for the purposes of such determination as to whether the relevant Securities shall be deemed outstanding for such purposes solely by virtue of such ownership (except as may otherwise be required in accordance with the TIA). Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination. Securities owned by the Company or an Affiliate of the Company which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Security and that the pledgee is not the Company or any Affiliate of the Company.

SECTION 12.06    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Agents may make reasonable rules for their functions.

SECTION 12.07    Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.08    Governing Law. THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09    No Recourse Against Others. No past, present or future director, officer, partner, employee, incorporator, stockholder, quotaholder or member of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. Such waivers and releases shall be part of the consideration for the issuance of the Securities.

SECTION 12.10    USA Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee and Agents are required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee and Agents. The parties to this Indenture agree that they will provide the Trustee and Agents with such information as it may request in order for the Trustee and Agents to satisfy the requirements of the U.S.A. Patriot Act.

SECTION 12.11    Successors. All agreements of the Company (or Substituted Debtor or Successor Company) and the Subsidiary Guarantors in this Indenture, the Securities and the Subsidiary Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.12    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages hereto by facsimile or electronic transmission (via pdf) shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission (via pdf) shall be deemed to be the original signatures for all purposes.

SECTION 12.13    Table of Contents; Headings. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.14    Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. (1) The Company and each Subsidiary Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Securities and the Trustee, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Securities may be brought in the courts of the State of New York or any United States federal court, sitting in the Borough of Manhattan, in the City of New York, New York, United States and, until amounts due and to become due in respect of the Securities have been paid, hereby irrevocably consent and submit to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(2)    The Company and each Subsidiary Guarantor has validly and effectively appointed Cogency Global Inc. (the “Process Agent”), with offices on the date hereof at East 40th Street, 10th Floor, New York, NY 10016, as its authorized agent upon which process may be served in any action, suit or proceeding referred to in Section 12.14(1). If for any reason such agent hereunder shall cease to be available to act as such, the Company and each Subsidiary Guarantor agrees to designate a new agent in the Borough of Manhattan, in the City of New York, New York on the terms and for the purposes of this Section 12.14 reasonably satisfactory to the Trustee. The Company and each Subsidiary Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company or any Subsidiary Guarantor, as applicable, by serving a copy thereof upon the relevant agent for service of process referred to in this Section 12.14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid to the Company or the relevant Subsidiary Guarantor at its respective address specified in or designated pursuant to this Indenture. The Company and each Subsidiary Guarantor agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. The Company and each Subsidiary Guarantor further agree to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as this Indenture shall be in full force and effect; provided that the Company and the Subsidiary Guarantors may and shall (to the extent the Process Agent ceases to be able to be served on the basis contemplated herein), by written notice to the Trustee, designate such additional or alternative agents for service of process under this Section 12.14 that (i) maintain an office located in the Borough of Manhattan, The City of New York in the State of New York, (ii) are either (x) counsel for the Company or (y) a corporate service company which acts as agent for service of process for other Persons in the ordinary course of its business and (iii) agree to act as agent for service of process in accordance with this Section 12.14. Such notice shall identify the name of such agent for process and the address of such agent for process in the Borough of Manhattan, The City of New York, State of New York. Upon the written request of any Holder, the Trustee shall deliver such information to such Holder. Notwithstanding the foregoing, there shall, at all times, be at least one agent for service of process for the Company and the Guarantor appointed and acting in accordance with this Section 12.14. Nothing herein shall in any way be deemed to limit the ability of the Holders and the Trustee to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Company or any Subsidiary Guarantor or bring actions, suits or proceedings against the Company or any Subsidiary Guarantor, as applicable, in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Company and each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or any United States federal court sitting in the Borough of Manhattan, in the City of New York, New York, United States and hereby further irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder to a Holder from U.S. dollars into another currency, the Company and each Subsidiary Guarantor has agreed, and each Holder by holding such Security will be deemed to have agreed, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures such Holder could purchase U.S. dollars with such other currency in New York City, New York on the day two Business Days preceding the day on which final judgment is given.

U.S. Dollars are the sole currency of account and payment for all sums due and payable by the Company and the Subsidiary Guarantors under this Indenture, the Securities and the Subsidiary Guarantees. The obligation of each of the Company and the Subsidiary Guarantors in respect of any sum due to any Holder or the Trustee in U.S. Dollars shall only be discharged by payment to such recipient in U.S. Dollars. The obligation of the Company or any Subsidiary Guarantor in respect of any sum payable by it to a Holder shall, notwithstanding any judgment in a currency (the “judgment currency”) other than U.S. dollars, be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the judgment currency, such Holder may in accordance with normal banking procedures purchase U.S. dollars with the judgment currency; if the amount of U.S. dollars so purchased is less than the sum originally due to such Holder in the judgment currency (determined in the manner set forth in the preceding paragraph), the Company and each Subsidiary Guarantor agrees, as a separate and independent obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company or the applicable Subsidiary Guarantor such excess; provided, that such Holder shall have no obligation to remit any such excess as long as the Company or any Subsidiary Guarantor shall have not failed to pay such Holder any obligations due and payable under such Security, and if it shall have failed then, such excess may be applied to such obligations of the Company or any Subsidiary Guarantor under such Security in accordance with the terms thereof.

(3)    The provisions of this Section 12.14 shall survive any termination of this Indenture, in whole or in part.

SECTION 12.15    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 12.16    Waiver of Immunity. This Indenture and any other documents delivered pursuant hereto, and any actions taken hereunder, constitute commercial acts by the Company and each Subsidiary Guarantor. The Company and each Subsidiary Guarantor irrevocably and unconditionally and, to the fullest extent permitted by law, waives and agrees not to plead or claim any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself or any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture, the Securities or any Subsidiary Guarantee or any document delivered pursuant hereto or thereto, in each case for the benefit of the Holders and the Trustee, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdictions, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 12.16 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act, except for the immunity provided under Brazilian law to property of the Company or any Subsidiary Guarantor that is considered essential for the rendering of public services under any concession agreement, authorization or license (bens vinculados à concessão ou bens reversíveis), to the extent such immunity cannot be waived or contested.

SECTION 12.17    Severability. In case any provision in this Indenture or in the Securities or the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.18    Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA.

SECTION 12.19    No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

OI S.A.—In Judicial Reorganization, as Issuer

By:
Name:
Title:

By:
Name:
Title:

TELEMAR NORTE LESTE S.A. – In Judicial Reorganization,as Subsidiary Guarantor

By:
Name:
Title:

OI MÓVEL S.A. – In Judicial Reorganization,as Subsidiary Guarantor

By:
Name:
Title:

COPART 4 PARTICIPACOES S.A. – In Judicial Reorganization, as Subsidiary Guarantor

By:
Name:
Title:

(Signature Page to Indenture)

COPART 5 PARTICIPACOES S.A. – In Judicial Reorganization,as Subsidiary Guarantor

By:
Name:
Title:

Witnesses:

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON,as Trustee, Registrar, the Principal Paying Agent and Transfer Agent

By:
Name:
Title:

(Signature Page to Indenture)

APPENDIX A

PROVISIONS RELATING TO SECURITIES

1.    Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below. Other terms used in this Appendix and not defined herein shall have the meanings assigned to them in the Indenture.

“Certificated Security” means a definitive, non-Global Security.

“Clearstream” means Clearstream Banking, société anonyme.

“Euroclear” means Euroclear Bank, S.A./N.V.

“Global Security” means a single, permanent global security in definitive, fully registered book-entry form.

“Global Securities Legend” has the meaning set forth in Section 2.3 of this Appendix.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by DTC), or any successor Person thereto, and shall initially be The Bank of New York Mellon.

2.     The Securities

2.1    Form and Registration.

(1)     Form and Registration. The certificates representing the Securities shall be issued in fully registered form without interest coupons. Each Global Security shall be subject to certain restrictions on transfer, set forth in Section 2.3 and 2.4 of this Appendix.

(2)     Ownership. Ownership of beneficial interests in a Global Security shall be limited to Persons who have accounts with DTC, as participants in DTC, including Euroclear and Clearstream (“participants”), or Persons who hold interests through participants. Ownership of beneficial interests in a Global Security shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Beneficial owners may hold their interests in a Global Security, directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

Investors may hold their interests in a Global Security, directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Appendix A

So long as DTC or its nominee is the registered owner or Holder of a Global Security, DTC or such nominee, as the case may be, shall be considered the sole owner or Holder of the Securities represented by such Global Security for all purposes under the Indenture. No beneficial owner of an interest in a Global Security shall be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for in this Appendix and under the Indenture. Payments made with respect to a Global Security shall be made to DTC or its nominee, as the registered owner thereof. None of the Company, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company, the Trustee and the Agents expect that DTC or its nominee, upon receipt of any payment in respect of a Global Security, shall credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Security as shown on its records. The Company, the Trustee and the Agents also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants shall be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments shall be the responsibility of such participants.

(3)     Limitation on Obligations. Although DTC, Euroclear and Clearstream are expected to follow the procedures set forth in the Indenture in order to facilitate transfers of interests in a Global Security among participants of DTC, Euroclear and Clearstream, as the case may be, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or any Paying Agent shall have any liability or responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

(4)    Successors; Certificated Securities. If (i) DTC is at any time unwilling or unable to continue as a Depositary for the Global Securities and a successor Depositary or clearing agency is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing and a beneficial owner of Securities requests in writing that the Company issue to such beneficial owner its proportionate interest in the Global Security, the Company shall issue Certificated Securities to such beneficial owner, in exchange for its beneficial interest in Global Securities. Holders of an interest in a Global Security may receive Certificated Securities in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture.

(5)     Certificated Securities. Except as provided in this Section 2.1 or Section 2.3, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Certificated Securities. The registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including DTC and Persons that may hold interests through DTC to take any action which a Holder is entitled to take under the Indenture or the Securities. In the event of transfer of any interest in a Global Security to the beneficial owners thereof in the form of Certificated Securities, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form without interest coupons.

Appendix A 2

2.2    Authentication. On the Issue Date, the Trustee shall authenticate and deliver an aggregate principal amount of U.S.$[•] of the Company’s 10.000%/12.000% Senior PIK Toggle Notes due 2025. In addition, at any time, from time to time, the Trustee shall, upon receipt of an Authentication Order (a) authenticate and deliver any PIK Securities for an aggregate principal amount specified in such Authentication Order for such PIK Securities issued hereunder and (b) increase the principal amount of any Global Security as a result of a PIK Payment in the amount set forth in the applicable PIK Notice of a PIK Payment.

2.3     Global Securities.

(1) Any Global Security (i) shall represent and shall be denominated in an aggregate amount of all of the outstanding Securities represented by such Global Security, (ii) shall be registered in the name of DTC or its nominee, (iii) shall be delivered by the Trustee to DTC or pursuant to DTC’s instruction and (iv) shall bear a legend substantially to the following effect (the “Global Securities Legend”):

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(2) Members of, or participants in, DTC, Euroclear or Clearstream shall have no rights under the Indenture with respect to any Global Security held on their behalf by DTC or its nominee, or under the Global Security, and DTC may be treated by the Company, the Trustee, each Agent and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Appendix A 3

(3) Interests of beneficial owners in the Global Securities may only be transferred or exchanged for Certificated Securities in accordance with the rules and procedures of DTC, Euroclear and Clearstream and the provisions of the Indenture, including this Appendix. In addition, Certificated Securities shall be transferred to all beneficial owners, in exchange for their beneficial interests in Global Securities if (i) DTC is at any time unwilling or unable to continue as a Depositary for the Global Securities and a successor Depositary or clearing agency is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing and a beneficial owner of Securities requests in writing that the Company issue to such beneficial owner its proportionate interest in the Global Security.

Transfers between participants in DTC shall be effected in accordance with DTC’s procedures and shall be settled in same-day funds. Transfers between participants in Euroclear and Clearstream shall be effected in the ordinary way in accordance with their respective rules and operating procedures. Transactions settled through DTC, Euroclear and Clearstream shall settle on a T+2 basis.

The Company, the Trustee and each Agent expect that DTC shall take any action permitted to be taken by a Holder (including the presentation of Securities for transfer, exchange, or conversion) only at the direction of one or more participants to whose account the interest in a Global Security are credited and only in respect of such portion of the aggregate principal amount of the Securities as to which such participant or participants has or have given such direction.

Subject to compliance with the transfer restrictions applicable to the Global Securities, cross-market transfers between the participants in DTC, on the one hand, and through Euroclear or Clearstream participants, on the other hand, shall be effected through DTC in accordance with DTC’s rules and procedures on behalf of each of Euroclear or Clearstream by its common depositary; however, such cross-market transactions shall require delivery of instructions to Euroclear or Clearstream, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream shall, if the transaction meets its settlement requirements, deliver instructions to the common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the common depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Security from a participant in DTC shall be credited, and any such crediting shall be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Security by or through a Euroclear or Clearstream participant to a participant in DTC shall be received with value on the settlement date of DTC but shall be available in the relevant Euroclear or Clearstream cash account only as of the business day (for Euroclear or Clearstream) following DTC’s settlement date.

Appendix A 4

(4) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to Section 2.3(3), the Registrar shall (if one or more Certificated Securities are to be issued) reflect on the Security Register the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Securities of like tenor and principal amount of authorized denominations.

(5) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other corresponding Global Security shall, upon transfer, cease to be an interest in such Global Security and become an interest in the other corresponding Global Security and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interest in such other corresponding Global Security for as long as it remains such an interest.

(6) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to Section 2.3(3), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC, Euroclear or Clearstream in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Certificated Securities of authorized denominations set forth in the Securities.

(7) The registered Holder of any Global Security may grant proxies and otherwise authorize any Person, including participants in DTC and persons that may hold interests through participants in DTC to take any action which a Holder is entitled to take under the Indenture or the Securities.

2.4     Securities Purchased by the Company. Any Securities which are purchased or otherwise acquired by the Company or any of its Affiliates may not be resold or otherwise transferred.

2.5 Adjustment of Global Security.

At any time prior to its cancellation, if any beneficial interest in a Global Security is exchanged for Certificated Securities, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee with respect to such Global Security, by the Trustee or the custodian, to reflect such reduction.

Appendix A 5

EXHIBIT A

[FORM OF FACE OF] 10.000%/12.000% SENIOR PIK TOGGLE NOTES DUE 2025

[THIS INITIAL SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE INITIAL SECURITIY MAY BE OBTAINED BY CONTACTING THE COMPANY AT [RUA HUMBERTO DE CAMPOS NO. 425, 8TH FLOOR–LEBLON, 22430-190, RIO DE JANEIRO, STATE OF RIO DE JANEIRO, FEDERATIVE REPUBLIC OF BRAZIL].

[Global Securities Legend]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Exhibit A

No.	U.S.$

10.000%/12.000% Senior PIK Toggle Notes due 2025

CUSIP No.

ISIN

Oi S.A.—in judicial reorganization, a corporation (sociedade anônima) organized and existing under the laws of the Federative Republic of Brazil, promises to pay to Cede & Co., the nominee for The Depository Trust Company, or its registered assigns, the principal sum of [_______________ U.S. Dollars][listed on the Schedule of Increases or Decreases in Global Security attached hereto]* on [•], 2025.

Interest Payment Dates: [•] and [•] of each year, commencing on [•], 2019

Record Dates: [•] and [•]

Additional provisions of this Security are set forth on the other side of this Security.

*If the Security is to be issued in global form, add the Schedule of Increases or Decreases in Global Security.

Exhibit A 2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OI S.A. – in judicial reorganization

By:
Name:
Title:

By:
Name:
Title:

Dated:

(Signature Page to Note)

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON,
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By:
Authorized Signatory

Dated:

(Signature Page to Note)

[FORM OF REVERSE SIDE OF 10.000%/12.000% SENIOR

PIK TOGGLE NOTES DUE 2025]

10.000%/12.000% Senior PIK Toggle Note due 2025

1.	Interest

Oi S.A.—in judicial reorganization, a corporation (sociedade anônima) organized and existing under the laws of the Federative Republic of Brazil (such company, and its successors and assigns under the Indenture hereinafter referred to as the “Company”), promises to pay interest in U.S. dollars on the principal amount of this Security as follows:

(a) Beginning on February 5, 2018, and until the third anniversary of the Issue Date, (i) at a fixed rate of 10.000% per annum payable in cash or, in the sole discretion of the Company, (ii) at a fixed rate of 12.000% per annum, of which 8.000% shall be payable in cash and 4.000% shall be payable by increasing the principal amount of the outstanding Securities or by issuing paid-in-kind Securities in the Company’s sole discretion (“PIK Interest” and such payment of PIK Interest hereinafter referred as a “PIK Payment”); and

(b) From the fourth anniversary of the Issue Date and thereafter, at a fixed rate of 10.000% per annum payable in cash.

Following an increase in the principal amount of the outstanding Global Securities as a result of a PIK Payment as described below, the Global Securities shall bear interest on such increased principal amount from and after the Interest Payment Date in respect of which such PIK Payment was made. Any PIK Securities issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

The Company will pay interest semi-annually in arrears on [•] and [•] of each year, commencing on [•], 2019, to the Paying Agent, which shall in turn distribute the interest in accordance with the Indenture. The Securities shall bear interest as described above from February 5, 2018, or from the most recent Interest Payment Date to which interest has been paid or provided for. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment

The Company will pay interest (except defaulted interest or PIK Interest, which shall be paid as described in the Indenture) on the Securities in U.S. dollars to the Persons who are registered Holders at the close of business on the [•] and [•] next preceding the Interest Payment Date even if Securities are canceled after the Record Date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent2 to collect principal payments. The Company will pay principal, premium, if any, interest and Additional Amounts, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, interest and Additional Amounts, if any) will be made by a paying agent by wire transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a certificated non-global Security (including principal, premium, if any, interest and Additional Amounts, if any) by mailing a check to the registered address of each Holder thereof. If the Securities are in certificated form, upon written request from a Holder of at least U.S.$1,000,000 in aggregate principal amount of Securities to the specified office of any paying agent, payment may be made by wire transfer to the account specified by such Holder. The Company will make payments of principal and premium, if any, upon surrender of the relevant Securities at the specified office of the Trustee or any of the paying agents.

[2]	NTD Paying Agent to be confirmed.

Exhibit A

1

The Company will pay PIK Interest (x) with respect to Securities represented by one or more Global Securities registered in the name of, or held by, DTC or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Security by an amount equal to the amount of PIK Interest for the applicable interest period and (y) with respect to Securities represented by Certificated Securities, by issuing Securities in certificated form to the Holders of the underlying Securities in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (“PIK Securities”), and the Trustee shall authenticate and deliver such PIK Securities in certificated form for original issuance to the Holders thereof on the relevant Record Date, as shown by the records of the Register of such Holders. All Securities issued pursuant to a PIK Payment shall mature on the Maturity Date as the Securities issued on the Issue Date and shall be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Securities issued on the Issue Date. Any PIK Securities will be issued with the designation “PIK Security” on the face of such PIK Security.

If the Company elects to make payments directly to the Holders, payment shall be made by wire transfer or in the form of a check mailed to the address of each such Holder as it appears on the Security Register maintained by the Registrar. However, the final payment on any Certificated Security in fully registered form shall be made only upon presentation and surrender of such Security at the offices of the Paying Agents on the payment date.

If the due date for any payment in respect of any Security is not a business day at the place in which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding business day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

3.	Agents

Initially, The Bank of New York Mellon will act as Trustee, Registrar, Principal Paying Agent and Transfer Agent. The Company may appoint and change any Agent without notice to the Holders. The Company may act as Paying Agent, Registrar, co-registrar or Transfer Agent.

Exhibit A

2

4.	Indenture

The Company issued the Securities under an Indenture dated as of [•], 2018 (the “Indenture”), among the Company, Oi Móvel S.A.—in judicial reorganization, Telemar Norte Leste S.A. - in judicial reorganization, Copart 4 Participações S.A. - in judicial reorganization and Copart 5 Participações S.A. - in judicial reorganization (collectively, the “Subsidiary Guarantors” and, together with the Company, the “Obligors”) and The Bank of New York Mellon, as the Trustee, Registrar, Principal Paying Agent and Transfer Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms used but not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Securities are general obligations of the Company. The Indenture contains covenants that limit the ability of the Company and the Restricted Subsidiaries to incur Indebtedness and issue Disqualified Stock; make Restricted Payments; create Liens on assets; consummate Asset Sales; engage in transactions with Affiliates; create any encumbrance or restriction of the ability of any Restricted Subsidiary to pay dividends; designate Restricted Subsidiaries and Unrestricted Subsidiaries; engage in Sale and Leaseback Transactions; and consolidate, merge or transfer all or substantially all of its assets and the assets of its Restricted Subsidiaries. These covenants are subject to important exceptions and qualifications.

To the extent of any conflict between the terms of the Securities and the Indenture, the applicable terms of the Indenture shall govern.

5.	Redemption.

The Company shall not be entitled to redeem the Securities prior to the Maturity Date.

6.	Put Provisions

Upon a Change of Control that results in a Ratings Decline, each Holder will have the right to require the Company to repurchase all or any part (equal to U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof) of the Securities of such Holder at a repurchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued but unpaid interest to the date of purchase and Additional Amounts, if any, on such Securities, as provided in, and subject to the terms of, the Indenture.

7.	[Reserved]

8.	[Reserved]

Exhibit A

3

9.	Denominations; Transfer; Exchange

The Securities (including any PIK Security) shall be issued in registered form in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof and shall be issued as one or more Global Securities. A Holder may transfer or exchange Securities in accordance with the Indenture. The Securities may be transferred, combined or divided without payment of any charge other than taxes or other governmental charges. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

10.	Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes. Payment shall be made to the person in whose name a Security is registered at the close of business on the applicable Record Date.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agents shall pay to the Company upon request any money held by them for the payment of principal and interest and Additional Amounts, if any, that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look only to the Company and not to the Trustee or any of the Paying Agents for payment as general creditors.

12.	Discharge; Defeasance

Subject to certain conditions set forth in Article 8 of the Indenture, the Company shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company irrevocably deposits or causes to be deposited with the Trustee U.S. dollars, U.S. Government Obligations, or a combination thereof, in an amount sufficient without reinvestment for the payment and discharge of principal, premium, if any, interest and Additional Amounts, if any, on the Securities to the date of deposit.

13.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture or any supplemental indenture and the Securities or the rights of the Holders may be amended without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities.

Exhibit A

4

Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to amend the Indenture or any supplemental indenture or the Securities to cure any latent ambiguity, defect or internal inconsistency or to correct a manifest error (provided that it shall not adversely affect the interests of the Holders in any material respect), or to provide for the assumption of the Company’s or any Subsidiary Guarantor’s obligations under the Securities or the Indenture in order to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of Certificated Securities (subject to the requirements of the Indenture), or to add Guarantees with respect to the Securities or to provide security for the Securities or to confirm and evidence the release, termination or discharge of any Guarantee or Lien securing the Securities, or to add to the covenants of the Company for the benefit of the Holders, or surrender any right and power conferred upon the Company, or to make any change that does not materially and adversely affect the interests of any Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, or to evidence or provide for the acceptance of appointment of a successor Trustee with respect to the Securities.

14.	Defaults and Remedies

Under the Indenture, Events of Default include (a) default in the payment of the principal, premium, if any, or any related Additional Amounts, if any, of any Security when the same becomes due and payable at maturity, upon acceleration or otherwise; (b) default for 30 days in payment of any interest (irrespective of whether payment is made in the form of PIK Interest) or related Additional Amounts, if any, on the Securities; (c) failure by the Company to comply with covenants or agreements in any Transaction Document and such non-compliance continues for a period of 60 calendar days after written notice to the Company by the Trustee acting at the written direction of Holders of 25% or more in aggregate principal amount of the Securities, or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Securities; (d) certain accelerations or payment defaults of other Indebtedness of the Company or any Material Subsidiary (other than Indebtedness owed to Banco Nacional de Desenvolvimento Econômico e Social—BNDES); (e) one or more final and non-appealable judgments or decrees are entered against the Company or any Material Subsidiary in certain minimum amounts; (f) certain events of bankruptcy or insolvency with respect to the Company or any Material Subsidiary; (g) the Company denies or disaffirms its obligations under any of the Indenture or the Securities; (h) all or substantially all of the assets of the Company or any Material Subsidiary are condemned, seized or otherwise appropriated or the Company or any Material Subsidiary are prevented from exercising normal control over all or substantially all of their assets for a period of 60 consecutive days or longer; and (i) any Subsidiary Guarantee from a Material Subsidiary ceases to be in full force or effect, other than in accordance with the terms of the Indenture, or a Subsidiary Guarantor that is a Material Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

Except as otherwise provided in the following sentence, if an Event of Default occurs and is continuing, the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may, or the Trustee acting at the written request of Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Company, shall, declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Exhibit A

5

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interests of the Holders.

15.	Trustee Dealings with the Company

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No past, present or future director, officer, partner, employee, incorporator, quotaholder or member of the Company or any Subsidiary of the Company shall have any liability for any obligations of the Company or any Subsidiary of the Company under the Securities, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. Such waivers and releases are part of the consideration for the issuance of the Securities.

17.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers and ISINs

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers or ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers or ISINs as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

Exhibit A

6

20.	Governing Law; Consent to Jurisdiction and Service of Process

THIS SECURITY AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS SECURITY (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Company and each Subsidiary Guarantor has irrevocably consented to the jurisdiction of the courts of the State of New York or any United States federal court, sitting in the Borough of Manhattan, in the City of New York, New York, United States with respect to any action, suit or proceeding that may be brought in connection with the Indenture or the Securities and has validly and effectively appointed Cogency Global Inc., located at East 40th Street, 10th Floor, New York, NY 10016, as agent for service of process.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Oi S.A.

Rua Humberto de Campos No. 425, 8th floor, Leblon

22430-190 Rio de Janeiro, RJ

Federative Republic of Brazil

Attention: General Counsel

Exhibit A

7

[FORM OF] ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:

Date:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By: __________________________________

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exhibit A

8

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is U.S.$[_______]. The following increases or decreases in this Global Security have been made:

Date of Increase or Decrease	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit A

9

[FORM OF] OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Company pursuant to Section 4.06 of the Indenture, check the box below:

If you elect to have only part of this Security purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof) you elect to have purchased:

U.S.$___________________________

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)
Your Signature:
(Sign exactly as your name appears on the face of this Security)
*Signature Guarantee:

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exhibit A

10

EXHIBIT B

[FORM OF] SUBSIDIARY GUARANTEE

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of [date], among OI S.A.—in judicial reorganization, a corporation (sociedade anônima) organized and existing under the laws of the Federative Republic of Brazil (the “Company”), [subsidiary guarantors] (each, a “Subsidiary Guarantor”) and The Bank of New York Mellon, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Subsidiary Guarantors party thereto, The Bank of New York Mellon, as Trustee, entered into the Indenture, dated as of [•], 2018 (the “Indenture”), relating to the Company’s 10.000%/12.000% Senior PIK Toggle Notes due 2025 (the “Initial Securities”);

WHEREAS, the Company agreed pursuant to the Indenture to cause certain Restricted Subsidiaries to provide Subsidiary Guarantees in certain circumstances;

WHEREAS, the Trustee is authorized to execute and deliver this Supplemental Indenture pursuant to the terms of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree for the equal and ratable benefit of the Holders as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Subsidiary Guarantor, by its execution of this Supplemental Indenture, agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Subsidiary Guarantor, including, but not limited to, guaranteeing, on a joint and several basis, 100% of the obligations of the Company under the Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee made hereby is knowingly made in contemplation of such benefits.

Section 3. THIS SUPPLEMENTAL INDENTURE AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS SUPPLEMENTAL INDENTURE (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Exhibit B

Section 4. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages hereto by facsimile or electronic transmission (via pdf) shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission (via pdf) shall be deemed to be the original signatures for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.

Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect or the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and each Subsidiary Guarantor.

[Remainder of Page Intentionally Left Blank]

Exhibit B

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

OI S.A. - in judicial reorganization as Company

By:
Name:
Title:

By:
Name:
Title:

[Subsidiary Guarantors]. as Subsidiary Guarantor

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON as Trustee

By:
Name:
Title:

[Signature Page to Supplemental Indenture—Subsidiary Guarantee]